                                                                   EXHIBIT 10.39

                                MERGER AGREEMENT



                                      among

                                   ZILA, INC.

                       BIO-DENTAL TECHNOLOGIES CORPORATION

                                       and

                             ZILA MERGER CORPORATION



                              Dated August 8, 1996
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                                TABLE OF CONTENTS



                                    ARTICLE 1                                   Page
                                   THE MERGER                                   ----
1.1      The Merger.............................................................  1
1.2      Effect of the Merger...................................................  2
1.3      Consummation of the Merger.............................................  2
1.4      Articles of Incorporation and Bylaws; Directors and Officers...........  3
1.5      Conversion of Securities...............................................  3
1.6      Closing of Company Transfer Books......................................  5
1.7      Exchange of Certificates...............................................  5
1.8      Dissenting Shares......................................................  7
1.9      Tax Consequences.......................................................  8
1.10     Accounting Treatment...................................................  8
1.11     Taking of Necessary Action; Further Action.............................  8
1.12     Employee Stock Options.................................................  9
1.13     Warrants............................................................... 11

                                    ARTICLE 2
           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB

2.1      Organization and Qualification......................................... 12
2.2      Authority Relative to This Agreement................................... 12
2.3      Capital Structure...................................................... 13
2.4      SEC Filings; Financial Statements...................................... 14
2.5      Valid Issuance......................................................... 15
2.6      Accuracy of Information................................................ 15
2.7      Title to Properties.................................................... 15
2.8      Accounts Receivable.................................................... 16
2.9      Employment Matters..................................................... 16
2.10     Affiliate Transactions................................................. 16
2.11     Compliance with Laws; Permits; Certain Operations...................... 17
2.12     Non-Contravention; Consents............................................ 18
2.13     Brokerage.............................................................. 19
2.14     No Material Adverse Changes............................................ 19
2.15     Legal Proceedings...................................................... 19
2.16     Board Approval......................................................... 19
2.17     Pooling of Interests................................................... 19
2.18     OraTest................................................................ 20

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1      Organization and Qualification......................................... 21

                                        i
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
                                                                             Page
                                                                             ----
3.2      Authority Relative to this Agreement................................ 22
3.3      Capitalization...................................................... 23
3.4      Commission Filings.................................................. 25
3.5      Financial Statements................................................ 26
3.6      Subsidiaries........................................................ 27
3.7      Absence of Undisclosed Liabilities.................................. 28
3.8      No Material Adverse Changes......................................... 28
3.9      Absence of Certain Developments..................................... 29
3.10     Title to Properties................................................. 32
3.11     Accounts Receivable................................................. 34
3.12     Inventories......................................................... 34
3.13     Tax Matters......................................................... 34
3.14     Contracts and Commitments........................................... 37
3.15     Proprietary Rights.................................................. 39
3.16     Litigation.......................................................... 40
3.17     Brokerage........................................................... 41
3.18     Employment Matters.................................................. 41
3.19     Employee Benefit Plans.............................................. 42
3.20     Insurance........................................................... 44
3.21     Affiliate Transactions.............................................. 45
3.22     Suppliers........................................................... 45
3.23     Officers and Directors; Bank Accounts............................... 46
3.24     Compliance with Laws; Permits; Certain Operations................... 46
3.25     Disclosure.......................................................... 47
3.26     Non-Contravention; Consents......................................... 47
3.27     Stockholder Vote Required........................................... 49
3.28     Board Approval...................................................... 49
3.29     Pooling of Interests................................................ 49

                                    ARTICLE 4
                     CONDUCT OF BUSINESS PENDING THE MERGER

4.1      Conduct of Business Pending the Merger.............................. 50
4.2      Notification; Updates to Disclosure Schedule........................ 54
4.3      Company Shareholder Approval........................................ 55

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

5.1      Prospectus/Proxy Statement.......................................... 56
5.2      Action of Shareholders.............................................. 60
5.3      Accountant Comfort Letters.......................................... 60
5.4      Expenses............................................................ 63
5.5      Additional Agreements............................................... 63
5.6      No Negotiations, etc................................................ 64
5.7      Notification of Certain Matters..................................... 64
5.8      Access to Information; Confidentiality.............................. 65

                                       ii
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
                                                                               Page
                                                                               ----
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5.9      Shareholder Claims.................................................... 65
5.10     Consents.............................................................. 65
5.11     State Securities Law Compliance....................................... 66
5.12     Notification; Updates to Disclosure Letter............................ 66
5.13     Pooling of Interests.................................................. 67
5.14     Affiliate Agreements.................................................. 67
5.15     Commercially Reasonable Efforts....................................... 67
5.16     Tax Matters........................................................... 68
5.17     Key Employee Options.................................................. 68
5.18     Board of Directors.................................................... 69

                                    ARTICLE 6
                                   CONDITIONS

6.1      Conditions to Obligations of Each Party To Effect the Merger.......... 69
6.2      Additional Conditions to Obligation of the Company.................... 74
6.3      Additional Conditions to Obligations of Parent and the Merger Sub..... 76

                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

7.1      Termination........................................................... 80
7.2      Termination Procedures................................................ 82
7.3      Effect of Termination................................................. 82
7.4      Breakup Fee........................................................... 83

                                    ARTICLE 8
                               GENERAL PROVISIONS

8.1      Amendment............................................................. 85
8.2      Waiver................................................................ 85
8.3      Public Statements..................................................... 86
8.4      Notices............................................................... 86
8.5      Interpretation........................................................ 87
8.6      Severability.......................................................... 87
8.7      Miscellaneous......................................................... 87
8.8      Non-survival of Representations and Warranties........................ 88

Exhibit 1        Form of Amended Articles of Incorporation
Exhibit 2        Form of Amended Bylaws
Exhibit 3        Form of Affiliate Agreement (Company)
Exhibit 4        Form of Affiliate Agreement (Parent)
Exhibit 5        Affiliated Persons
Exhibit 6        Form of Representation Certificate (Parent)
Exhibit 7        Form of Representation Certificate (Company)
Exhibit 8        Form of Shareholder's Representation Certificate

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
                                MERGER AGREEMENT

         MERGER AGREEMENT dated August 8, 1996 (this "Agreement"), by and among Zila, Inc., a Delaware corporation ("Parent"), Zila Merger Corporation, a Delaware corporation wholly owned directly by Parent (the "Merger Sub"), and Bio-Dental Technologies Corporation, a California corporation (the "Company").

                                    RECITALS

         I. Parent and the Company are parties to a letter of intent dated May 22, 1996 (the "Letter of Intent"), which contemplates the merger described in
Article 1 (the "Merger").

         II. The respective boards of directors of the Merger Sub and the Company have determined that it is advisable to consummate the Merger, as a result of which all of the outstanding common stock, $.01 par value per share, of the Company ("Company Common Stock") will be converted into shares of the common stock, $.001 par value per share, of Parent ("Parent Common Stock") and the Company will be wholly owned directly or indirectly by Parent; all on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         The respective boards of directors of Parent, the Merger Sub and the Company have, by resolutions duly adopted, approved the following provisions of this Article 1 as the plan of merger required by the laws of the states of Delaware and California in connection with the Merger:

         1.1 The Merger. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement and applicable law, the Merger Sub shall be merged with and into the Company, the separate existence of the Merger Sub (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the name "Zila Dental Technologies Corporation" as provided in the Amended Articles of Incorporation of the Company pursuant to Section 1.4 of this Agreement. The Company, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

         1.2 Effect of the Merger. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Merger Sub and the Company (collectively, the "Constituent Corporations"); and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations.

         1.3 Consummation of the Merger. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Squire, Sanders & Dempsey, 40 North Central Avenue, Phoenix, Arizona 85004 at 10:00 a.m. on a date to be mutually agreed upon by Parent and the Company, which date shall be no later than the third business day after the Company Shareholders Meeting (as hereinafter defined) (the "Scheduled Closing Time"). The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date". On the Closing Date, the parties hereto will cause articles of merger relating to the Merger to be delivered to the Secretaries of State of the states of Delaware and California in such form as required by, and executed in accordance with, the relevant provisions of applicable law. The Merger shall be effective at such time as such articles

                                        2
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of merger are duly filed with and accepted by the Secretaries of State of the states of Delaware and California in accordance with applicable law (the "Effective Time").

         1.4 Articles of Incorporation and Bylaws; Directors and Officers. The Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation (except that such Articles of Incorporation shall be amended as set forth in Exhibit 1 attached hereto) and Bylaws (except that such Bylaws shall be amended as set forth in Exhibit 2 attached hereto) of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under the applicable law. The directors of the Merger Sub holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of the Company holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with the Company) of the Surviving Corporation immediately after the Effective Time.

         1.5 Conversion of Securities. Subject to Sections 1.7(b) and 1.8, at the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holder of any of the following securities:

                  (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.5(b)) shall automatically be canceled and extinguished and be converted into and become a right to receive
         0.825 shares of Parent Common Stock; provided, however, that if the average closing bid price for Parent Common Stock as reported by the Nasdaq Small-Cap Market during the ten trading days ending on the trading day that is five trading days prior to the

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
         Closing Date (the "Calculation Period") is less than $6.00 per share, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and be converted into and become a right to receive a number of shares of Parent Common Stock that is equivalent in value to $4.95 as calculated based on the average closing bid price for Parent Common Stock as reported by the Nasdaq Small-Cap Market during the Calculation Period; provided further, however, that if the average closing bid price for Parent Common Stock as reported by the Nasdaq Small-Cap Market during the Calculation Period is greater than $7.75 per share, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and be converted into and become a right to receive the greater of (i) 0.75 shares of Parent Common Stock or (ii) a number of shares of Parent Common Stock that is equivalent in value to $6.39 as calculated based on the average closing bid price for Parent Common Stock as reported by the Nasdaq Small-Cap Market during the Calculation Period.

                  (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of the Company or owned by Parent or the Merger Sub shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

                  (c) Each share of Merger Sub Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and

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
         nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

         1.6 Closing of Company Transfer Books. At the Effective Time, holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, valid certificates previously representing such shares are presented to the Surviving Corporation or the Disbursing Agent (as defined in Section 1.7), they shall be exchanged as provided in Section 1.7.

         1.7      Exchange of Certificates.

                  (a) After the Effective Time, a disbursing agent to be designated by Parent (which may not be Parent or a subsidiary of Parent) shall act as disbursing agent (the "Disbursing Agent") in effecting the exchange of Parent Common Stock for certificates which, immediately prior to the Effective Time, represented shares of Company Common Stock. As soon as practicable after the Effective Time, the Disbursing Agent shall mail a transmittal form to each holder of certificates theretofore representing such shares advising such holder of the procedure for surrendering such certificates to the Disbursing Agent. If a certificate for Parent Common Stock issued pursuant to Section 1.5(a) is to be issued in the name of a person other than the person in whose name the certificates for shares surrendered for exchange are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Disbursing Agent any transfer or other taxes required by reason of the issuance of such certificate in the name of a person other than the registered owner of the certificates surrendered, or shall establish to the satisfaction of the Disbursing Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Disbursing Agent nor any party hereto shall be liable to a holder of certificates theretofore representing shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Upon the surrender and exchange of a certificate theretofore representing shares of Company Common Stock, the holder shall be issued a certificate representing the number of shares of Parent Common Stock to which such person is entitled pursuant to
         Section 1.5(a) and the certificate theretofore representing shares of Company Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each Certificate theretofore representing shares of Company Common Stock shall represent solely the right to receive the Parent Common Stock into which the shares it theretofore represented shall have been converted pursuant to Section 1.5(a), and the Surviving Corporation shall not be required to pay the holder thereof the Parent Common Stock to which such holder otherwise would be entitled; provided that procedures allowing for payment against lost or destroyed certificates against receipt of customary and appropriate certifications and indemnities shall be provided.

                  (b) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any fractional share interest in Parent Common Stock which a holder of Company Common Stock would otherwise be entitled to receive in the Merger (after aggregating all fractional shares of Parent Common Stock that would otherwise be issuable to such holder) shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

         1.8 Dissenting Shares.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock that, as of the Effective Time, are or may become "dissenting shares" within the meaning of
         Section 1300(b) of the California General Corporation Law (the "California Law") shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5.

                  (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the California Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

         1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.10 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

         1.11 Taking of Necessary Action; Further Action. Parent and the Merger Sub, on the one hand, and the Company, on the other hand, shall use all reasonable efforts to take all such action (including without limitation action to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation and Parent with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving Corporation and Parent are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such action.

         1.12 Employee Stock Options.

                  (a) At the Effective Time, each option that is then outstanding under the Company's 1992 Stock Option Plan, as amended in 1995 (the "Stock Plan"), whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect on the date hereof) of the Stock Plan and the stock option agreement, if any, by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted, subject to the provisions hereof, into rights with respect to Parent Common Stock. From and after the Effective Time, (i) each Company Option assumed by Parent (collectively, the "Assumed Options") may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Assumed Option shall be equal to the number of shares of Parent Common Stock which the holder of such Assumed Option would have received pursuant to section 1.5 in exchange for the shares of Company Common Stock subject to such Assumed Option if such Assumed Option had been exercised immediately prior to the Effective Time, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such Assumed Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Option, as in effect immediately prior to the Effective Time, by a fraction the numerator of which is the number of shares of Parent Common Stock subject to such Assumed Option immediately after the Effective Time and the denominator of which is the number of shares of Company Common Stock subject to such Assumed Option immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule, status as an incentive or nonqualified option, and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Stock Plan and otherwise) to effectuate the provisions of this Section 1.12.

                  (b) Parent will use its best efforts to cause the Parent Common Stock issuable upon exercise of the Assumed Options to be registered under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 promulgated by the Securities and Exchange Commission (the "SEC") and to be registered or qualified (or to have established that an exemption from such registration or qualification is available) under the "blue sky" laws of all states in which the holders of Company Options reside, within 30 business days after the Effective Time, and Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Assumed Options remain outstanding. With respect to any Company employee or director who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the securities of Parent beneficially owned by such person, Parent shall administer the Assumed Options in a manner that complies with the disinterested administration requirements of Rule 16b-3 promulgated by the SEC under the Exchange Act. At or prior to the Effective Time, Parent will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise of the Assumed Options.

         1.13 Warrants. At the Effective Time, each warrant to purchase shares of Company Common Stock that is then outstanding (the "Company Warrants") shall be assumed by Parent in accordance with the terms (as in effect on the date hereof) of the agreement or instrument by which such Company Warrant is evidenced. All rights with respect to Company Common Stock under outstanding Company Warrants shall thereupon be converted, subject to the provisions hereof, into rights with respect to Parent Common Stock. From and after the Effective Time, (i) each Company Warrant assumed by Parent (collectively, the "Assumed Warrants") may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Assumed Warrant shall be equal to the number of shares of Parent Common Stock which the holder of such Assumed Warrant would have received pursuant to Section 1.5 in exchange for the shares of Company Common Stock subject to such Assumed Warrant if such Assumed Warrant had been exercised immediately prior to the Effective Time,
(iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such Assumed Warrant shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Warrant, as in effect immediately prior to the Effective Time, by a fraction the numerator of which is the number of shares of Parent Common Stock subject to such Assumed Warrant immediately after the Effective Time and the denominator of which is the number of shares of Company Common Stock subject to such Assumed Warrant immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Warrant shall continue in full force and effect and the term, exercisability, limitations, and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each such Assumed Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the agreements and instruments evidencing the Assumed Warrants and otherwise) to effectuate the provisions of this Section 1.13.

                                    ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB


         Parent and the Merger Sub hereby represent and warrant to the Company that, except as otherwise disclosed in Parent's Annual Report on Form 10-K for the fiscal year ended July 31, 1995 (the "Parent's Latest 10-K") or Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996 (the "Parent's Latest 10-Q"):

         2.1 Organization and Qualification. Each of Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to carry on its business as now conducted.

         2.2 Authority Relative to This Agreement. Each of Parent and the Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and the Merger Sub and the consummation by Parent and the Merger Sub of the transactions contemplated hereby have been duly authorized by Parent and by the Board of Directors and sole shareholder of the Merger Sub, and no other corporate proceedings on the part of Parent or the Merger Sub are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Parent and the Merger Sub and constitutes a valid and binding obligation of each, enforceable in accordance with its terms. Neither Parent nor the Merger Sub is subject to, or obligated under, any provision of (a) its Certificate of Incorporation, Articles of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to compliance with the statutes referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached, or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its subsidiaries, taken as a whole. Other than authorizations, consents and approvals of or filings or registrations with the SEC, the Federal Trade Commission, the United States Department of Justice and other applicable federal and state governmental authorities, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Parent or the Merger Sub for the consummation by Parent and the Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its subsidiaries, taken as a whole.

         2.3 Capital Structure. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 2,500,000 shares of preferred stock, $.001 per value. At the close of business on July 24, 1996, 25,772,144 shares of Parent Common Stock were issued and outstanding, no shares of Parent Common Stock were held by Parent in its treasury and 42,546 shares of Parent Common Stock were held by a wholly-owned subsidiary of Parent. As of the date hereof, no shares of Parent's preferred stock, $.001 per value, were issued and outstanding. All outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights contained in Parent's charter documents or in any contract or agreement to which Parent is a party. All outstanding shares of the capital stock of each of Parent's subsidiaries are validly issued, fully paid and nonassessable and are owned by Parent or one of its subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances.

         2.4 SEC Filings; Financial Statements.

                  (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between July 1, 1995 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) the audited financial statements and unaudited interim financial statements of Parent included (or incorporated by reference) in the Parent SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are accurate and complete in all material respects and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of Parent's operations and the changes in Parent's consolidated financial position for the periods then ended, in the case of the unaudited interim financial statements subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude. Such unaudited interim financial statements reflect all adjustments necessary to present a fair statement of the results for the interim periods presented.

         2.5 Valid Issuance. Subject to Section 1.5(d), the Parent Common Stock to be issued in the Merger will be, when issued in accordance with the provisions of this Agreement, validly issued, fully paid and nonassessable.

         2.6 Accuracy of Information. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Form S-4 (as hereinafter defined) and the Prospectus/Proxy Statement (as hereinafter defined) will, at the time the S-4 is declared effective or at the date the Prospectus/Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they are made) not misleading.

         2.7 Title to Properties.

                  (a) Parent or one of Parent's subsidiaries owns good and marketable title to each of the tangible properties and tangible assets reflected on the balance sheet included in Parent's Latest 10-Q or acquired since the date thereof, free and clear of all material liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens or mortgages described in Parent's Latest 10-Q,
         (C) the properties subject to the leases described in Parent's Latest 10-Q, (D) liens securing indebtedness described in Parent's Latest 10-Q and (E) assets disposed of since the date of the balance sheet included in Parent's Latest 10-Q in the ordinary course of business.

                  (b) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of Parent's and its subsidiaries' businesses are in good condition and repair (except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on Parent or any subsidiary of Parent and except for ordinary wear and tear), and are usable in the ordinary course of business. Parent and its subsidiaries own, or lease under valid leases which afford peaceful and undisturbed possession of the subject matter of the lease, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

         2.8 Accounts Receivable. Parent's and its subsidiaries' notes and accounts receivable recorded on the balance sheet included in Parent's Latest 10-Q and those arising since the date thereof are valid receivables (subject to a reasonable allowance for doubtful accounts as set forth in Parent's Latest 10-Q) arising from bona fide transactions entered into in the ordinary course of business and are current and collectible in full in accordance with their terms, subject to no valid counterclaims or setoffs.

         2.9 Employment Matters. To the best knowledge of Parent, (i) no key executive employee of Parent or any subsidiary of Parent, and no group of Parent's or any subsidiary's employees, has any plans to terminate his or its employment, (ii) Parent and the subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and (iii) Parent and its subsidiaries have no material labor relations problems pending and their labor relations are satisfactory.

         2.10 Affiliate Transactions. Except as set forth in Parent's Latest 10-K or Parent's Latest 10-Q, no officer or director of Parent or any subsidiary of Parent or any member of the immediate family of any such officer or director, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), (a) has any material agreement with Parent or any subsidiary of Parent (other than normal employment arrangements) or any material interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Parent or any subsidiary of Parent, or (b) has been indebted to Parent in amounts in excess of $60,000 in the aggregate at any time (other than for purchases subject to usual trade terms, for ordinary travel and expense payments and for other transactions in the ordinary course of business). For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

         2.11 Compliance with Laws; Permits; Certain Operations. Parent, each of Parent's subsidiaries and their respective officers, directors, agents and employees have complied in all material respects, and currently are in compliance in all material respects, with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of Parent and its subsidiaries and to which Parent or any of its subsidiaries may be subject, and no claims have been filed against Parent or any of its subsidiaries alleging a material violation of any such law or regulation. Parent and its Subsidiaries hold all material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of their businesses. Parent has not received any notice or other communication from any governmental authority regarding any actual or possible violation of, or failure to comply with, any legal requirement, except where failure to comply with such legal requirement has not had and could not reasonably be expected to have a material adverse effect on Parent.

         2.12 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's or Merger Sub's certificate of incorporation or bylaws, or (ii) any resolution adopted by Parent's or Merger Sub's stockholders or board of directors or committee of such board of directors;

                  (b) contravene, conflict with or result in a violation of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material governmental authorization that is held by Parent or Merger Sub or that otherwise relates to Parent's business or to any of the assets owned or used by Parent;

                  (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract of Parent or Merger Sub, or give any Person the right to (i) declare a default or exercise any remedy under any such material contract, (ii) accelerate the maturity or performance of any such material contract, or (iii) cancel, terminate or modify any such material contract; or

                  (d) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by Parent or Merger Sub (except for minor liens and encumbrances that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent or Merger Sub).

         2.13 Brokerage. There are no claims for investment banking fees, brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent, Merger Sub or any other subsidiary of Parent.

         2.14 No Material Adverse Changes. Since April 30, 1996, there has been no material adverse change, and no event has occurred that will or that would reasonably be expected to result in a material adverse change, in the consolidated assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Parent.

         2.15 Legal Proceedings. There are no actions, suits, claims, proceedings, orders or other investigations pending or threatened against Parent that challenges or may have the effect or preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement or that could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or business prospects of Parent.

         2.16 Board Approval. The board of directors of Parent has unanimously
(i) approved this Agreement and the Merger and (ii) determined that the Merger is in the best interests of the stockholders of Parent and is on terms that are fair to Parent.

         2.17 Pooling of Interests. Parent is not aware of any event, condition, fact or circumstance that to its knowledge could prevent the Merger from being accounted for as a "pooling of interests" transaction for accounting purposes.

         2.18 OraTest. Based on information within the actual knowledge of any Responsible Officer (as defined in Section 7.3) of Parent as of the date hereof:

                  (a) Parent believes all patents that have been issued relating to Parent's oral cancer diagnostic known as OraTest (collectively, the "OraTest Patents") are valid and enforceable;

                  (b) Parent is not aware of any products or processes for the detection of cancerous oral lesions which are currently available on the market or in development and which would compete with OraTest;

                  (c) Parent is not aware of any material adverse findings regarding the OraTest Patents, the status of FDA approval of OraTest or the marketability of OraTest that led to the decision of The Procter and Gamble Company to terminate its agreement with Parent to market and distribute OraTest;

                  (d) Parent believes that upon receipt of FDA approval, OraTest will be able to be marketed as a diagnostic adjunct in patients with oral lesions suspected or known to be malignant, to help in detection of all sites of oral cancer, definition of borders of cancerous lesions and selection of sites to be biopsied;

                  (e) Parent is not aware of any factor which could reasonably be expected to cause the FDA to deny Parent's application for approval of OraTest;

                  (f) Parent is not aware of any communications from the FDA indicating that the FDA will deny Parent's application for approval of OraTest;

                  (g) Parent's best good-faith estimate of the timing of receipt of FDA approval of OraTest, assuming the FDA grants such approval, is during the first calendar quarter of 1997; and

                  (h) Parent's written estimates of the market potential and estimated sales volume of OraTest which have been provided to the Company are Parent's best good-faith estimates thereof and are based on assumptions which Parent believes to be reasonable.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and the Merger Sub that, except as otherwise disclosed in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996 (the "Company's Latest 10-K"):

         3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted and to perform its obligations under all contracts, instruments, notes or other binding commitments to which it is or may become a party or by which it or its assets is or may become bound. The copies of the Company's Articles of Incorporation and Bylaws which have been furnished by the Company to Parent prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified. Except as set forth under the caption "Other Names" in a letter delivered to Parent by the Company simultaneously with the execution and delivery of this Agreement (the "Disclosure Letter"), the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Bio-Dental Technologies Corporation."

         3.2 Authority Relative to this Agreement. The Company has the requisite corporate and other power and authority to enter into and perform this Agreement and to carry out its obligations hereunder (it being understood that the Company's obligations hereunder to effect the Merger is subject to the approval of its shareholders as set forth in Section 3.27). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and, except for the approval of its shareholders as set forth in Section 3.27, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries (as defined in Section 3.6(b)) is subject to, or obligated under, any provision of (a) its Certificate of Incorporation, Articles of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to compliance with any of the statutes referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its Subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, its board of directors or any committee of its board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects and have been maintained in accordance with prudent business practices. Other than in connection with or in compliance with the provisions of the California Law, the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1978, as amended (the "Hart-Scott Act"), no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company for the consummation by the Company of the transactions contemplated by this Agreement.

         3.3 Capitalization.

                  (a) The authorized equity capitalization of the Company consists of 50,000,000 shares of Company Common Stock, 6,427,134 shares of which are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, par value $.01 per share, none of which shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable. The Company's capital structure as of the date hereof is disclosed to Parent under the caption "Capitalization" in the Disclosure Letter.

                  (b) The Company has reserved 1,000,000 shares of Company Common Stock for issuance under the Stock Plan, of which vested and unvested options to purchase 665,391 shares are outstanding as of the date of this Agreement. The Disclosure Letter, under the caption "Company Options," accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option;
         (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. The Disclosure Letter, under the caption "Company Warrants," accurately sets forth, with respect to each Company Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant;
         (ii) the total number of shares of Company Common Stock that are subject to such Company Warrant; (iii) the date on which such Company Warrant was granted and the expiration date of such Company Warrant;
         (iv) the exercise price per share of Company Common Stock subject to such Company Warrant; and (v) a description of any registration or other rights granted to the holder of such Company Warrant.

                  (c) Except as specifically referred to in Sections 3.3(a) and
         (b) above, or as set forth in the Disclosure Letter, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) contract or agreement under which the Company is or may become obligated to sell or otherwise issue any shares or its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any person or entity to the effect that such person or entity is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                  (d) All outstanding shares of Company Common Stock and all outstanding Company Options and Company Warrants have been issued and granted in compliance with (i) all applicable securities laws and other applicable laws and regulations, and (ii) all requirements set forth in applicable contracts and agreements.

                  (e) Except as set forth in the Disclosure Letter under the caption "Acquisition of Shares," the Company has never repurchased, redeemed or otherwise reacquired shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the California Law and all other applicable laws and regulations, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable contracts and agreements.

                  (f) Except as set forth in the Disclosure Letter under the caption "Registration Rights," the Company is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued, and no person or entity holds any right to participate in new issuances of securities by the Company.

                  (g) Except as set forth in the Disclosure Letter under the caption "Agreements Relating to Company Common Stock," the Company is not a party to or obligated under any agreement, arrangement or understanding, contingent or otherwise, (i) involving the repurchase or redemption of any amount of Company Common Stock, (ii) requiring the Company to issue any amount of Company Common Stock to any person at any time, or (iii) contemplating the issuance at any time of shares of Company Common Stock or other consideration to any person as a guarantee by the Company of a minimum market price for Company Common Stock.

         3.4 Commission Filings. The Company has heretofore delivered to Parent copies of the Company's (a) Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996,

(b) Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995, (c) proxy statement relating to the Company's 1995 annual meeting of shareholders, and (d) all other reports, registrations statements and other documents filed by the Company with the SEC since January 1, 1993, in each case as filed with the SEC (collectively, the "SEC Filings"), and the Company has heretofore made available to Parent all other reports, registration statements and other documents filed by the Company with the SEC under the Exchange Act or the Securities Act since the Company's inception. Since June 30, 1992, the Company has timely filed all reports, registration statements and other documents required to be filed with the SEC under the rules and regulations of the SEC, and all such reports, registration statements and other documents complied as to form with the requirements of the Securities Act or the Exchange Act, as the case may be. As of their respective dates, the reports, statements and other documents referred to in the immediately preceding sentence did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5 Financial Statements. The audited financial statements and unaudited interim financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the SEC Filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are accurate and complete in all material respects and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and the changes in their consolidated financial position for the periods then ended, in the case of the unaudited interim financial statements subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude. Such unaudited interim financial statements reflect all adjustments necessary to present a fair statement of the results for the interim periods presented.

         3.6 Subsidiaries.

                  (a) Except as set forth under the caption "Subsidiaries" in the Disclosure Letter, the Company does not own, beneficially or otherwise, any stock or other equity interest, partnership interest, joint venture interest, or any other security issued by any other corporation, organization or entity, and the Company has not agreed and is not obligated to make any future investment in or capital contribution to any such corporation, organization or entity. Except as set forth under the caption "Subsidiaries" in the Disclosure Letter, the Company owns all of the outstanding capital stock of each Subsidiary, free and clear of all liens, charges and encumbrances, and there are no subscription rights, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock of any Subsidiary or any securities or obligations of any kind convertible into or exchangeable for any such shares of capital stock. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate and other power and authority (including all authorizations, licenses and permits) necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the charter documents and bylaws of each Subsidiary which have been furnished by the Company to Parent prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. Each Subsidiary is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or its ownership of property requires it to be qualified.

                  (b) For purposes of this Agreement, the term "Subsidiary" means any corporation of which securities having a majority of the ordinary voting power in electing directors are, at the time of determination, owned by the Company directly or through another Subsidiary.

         3.7 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except (a) obligations under contracts or commitments described in the Disclosure Letter under the caption "Contracts," or under contracts and commitments which are not required to be disclosed thereunder (but not liabilities for breaches thereof), (b) liabilities reflected on the balance sheet included in the Company's Latest 10-K, (c) liabilities which have arisen after the date of the balance sheet included in the Company's Latest 10-K in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (d) liabilities otherwise disclosed in the Disclosure Letter.

         3.8 No Material Adverse Changes. Except as set forth under the caption "Adverse Changes" in the Disclosure Letter, since March 31, 1996, there has been no material adverse change, and no event has occurred that will or that would reasonably be expected to result in a material adverse change, in the consolidated assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of the Company and its Subsidiaries, taken as a whole.

         3.9 Absence of Certain Developments. Except as set forth under the caption "Developments" in the Disclosure Letter, since March 31, 1996, the Company has not and, since the date of acquisition by the Company, each Subsidiary has not:

                  (a) redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared, accrued, set aside or paid any dividends or distributions with respect to any shares of its capital stock;

                  (b) other than upon the exercise of outstanding warrants or options, issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or its bonds or other securities;

                  (c) borrowed any amount or incurred, guaranteed or become subject to any material liability, except current liabilities incurred in the ordinary course of business;

                  (d) discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business;

                  (e) mortgaged, pledged or subjected to, or otherwise permitted to become subject to, any lien, charge or other encumbrance, any of the assets of the Company or any Subsidiary with a fair market value in excess of $50,000, except liens for current property taxes not yet due and payable and liens securing indebtedness of the Company under that certain Second Amended and Restated Credit Agreement dated October 31, 1995, as amended by that certain Modification Agreement effective March 31, 1996, by and among the Company, certain Subsidiaries of the Company and The Bank of California, relating to a

         $3,000,000 line of credit established for the Company at The Bank of California (the "Company Credit Facility");

                  (f) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of the Company or any Subsidiary) any tangible assets, except for fair value in the ordinary course of business, or canceled any debts or claims;

                  (g) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of the Company or any Subsidiary) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except for fair value in the ordinary course of business, or disclosed any proprietary confidential information to any person other than Parent or the Merger Sub;

                  (h) suffered any extraordinary loss or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                  (i) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 3.21);

                  (j) suffered any material theft, damage, destruction or loss of or to, or any material interruption in the use of, any property or properties owned or used by it, whether or not covered by insurance;

                  (k) made or granted any bonus or any wage, salary or compensation increase, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, with respect to any director, officer or consultant of the Company or, except in the ordinary course of the Company's business and consistent with the Company's historical compensation practices, any other employee or group of employees;

                  (l) amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its Stock Plan or (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant;

                  (m) made any capital expenditures or commitments therefor (other than any such expenditures or commitments made in the ordinary course of business for leasehold improvements at, or the furnishing or equipping of, the facilities operated by the Company as of the date of this Agreement) that aggregate in excess of $60,000;

                  (n) made any loans or advances to, or guarantees for the benefit of, any persons that aggregate in excess of $50,000;

                  (o) effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (p) formed any subsidiary or acquired any equity interest or other interest in any other entity;

                  (q) written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of a total of $50,000;

                  (r) changed any of its methods of accounting or accounting practices in any material respect;

                  (s) made any tax election;

                  (t) commenced or settled any legal proceeding;

                  (u) waived or agreed to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting the Company or any Subsidiary;

                  (v) entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; or

                  (w) made charitable contributions or pledges which in the aggregate exceed $10,000.

         3.10 Title to Properties.

                  (a) The Company or one of the Subsidiaries owns good and marketable title to each the tangible properties and tangible assets reflected on the balance sheet included in the Company's Latest 10-K or acquired since the date thereof, free and clear of all liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens set forth under the caption "Real Estate" in the Disclosure Letter, (C) the properties subject to the leases set forth under the caption "Leases" in the Disclosure Letter, (D) liens securing indebtedness of the Company under the Company Credit Facility and (E) assets disposed of since the date of the balance sheet included in the Company's Latest 10-K in the ordinary course of business.

                  (b) (i) the real estate described under the caption "Real Estate" in the Disclosure Letter and the demised leases described under the caption "Leases" in the Disclosure Letter constitutes all of the real estate used or occupied by the Company and the Subsidiaries (the "Real Estate") and (ii) the Real Estate has access, sufficient for the conduct of the Company's and the Subsidiaries' businesses as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of the Company and the Subsidiaries.

                  (c) The leases described under the caption "Leases" in the Disclosure Letter are in full force and effect, and the Company or one of the Subsidiaries, as the case may be, has a valid and existing leasehold interest under each such lease for the term set forth therein. The Company has delivered to Parent complete and accurate copies of each of the leases described under such caption and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Parent. Neither the Company nor any Subsidiary is in default, and no circumstances exist which could result in such default, under any of such leases; nor, to the knowledge of the Company or any Subsidiary, is any other party to any of such leases in default.

                  (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's and the Subsidiaries' businesses are in good condition and repair (except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on the Company or any Subsidiary and except for ordinary wear and tear), and are usable in the ordinary course of business. The Company and the Subsidiaries own, or lease under valid leases which afford peaceful and undisturbed possession of the subject matter of the lease, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

                  (e) Neither the Company nor any of the Subsidiaries is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including without limitation applicable environmental protection and occupational health and safety laws and regulations, and neither the Company nor any Subsidiary has received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by the Company or any Subsidiary.

         3.11 Accounts Receivable. The Company's and the Subsidiaries' notes and accounts receivable recorded on the balance sheet included in the Company's Latest 10-K and those arising since the date thereof are valid receivables (subject to a reasonable allowance for doubtful accounts as set forth in the Company's Latest 10-K) arising from bona fide transactions entered into in the ordinary course of business and are current and collectible in full in accordance with their terms, subject to no valid counterclaims or setoffs.

         3.12 Inventories. Except as set forth under the caption "Inventory" in the Disclosure Letter, the inventories of the Company and the Subsidiaries recorded on the balance sheet included in the Company's Latest 10-K, and the inventory created or purchased since the date thereof, consists of a quantity and quality usable and salable in the ordinary course of business, is not slow-moving as determined in accordance with past practices, obsolete or damaged, is merchantable and fit for its particular use, and is not defective.

         3.13 Tax Matters. Except as set forth under the caption "Tax Matters" in the Disclosure Letter,

                  (a) the Company and the Subsidiaries have timely filed all returns that are required to be filed by them with respect to any taxes, and all such returns have been accurately and completely prepared in compliance with all applicable legal requirements and are true, correct, and complete; all taxes due and payable by the Company and the Subsidiaries have been paid; the Company's and the Subsidiaries' provisions for taxes on the balance sheet included in the Company's Latest 10-K are sufficient for all accrued and unpaid taxes as of the date of such balance sheet; the Company and the Subsidiaries have paid all taxes due and payable by them or which they are obligated to withhold from amounts owing to any employee, creditor, or third party; neither the Company nor any Subsidiary has waived any statute of limitations in respect of taxes relating to any of their businesses or agreed to any extension of time with respect to a tax assessment or deficiency relating to any of their businesses; the assessment of any additional taxes relating to their businesses for periods for which returns have been filed is not expected, and no audit of the Company or any Subsidiary is ongoing, threatened, or anticipated; and there are no unresolved questions or claims concerning the tax liability of the Company or any Subsidiary;

                  (b) All material elections with respect to taxes of the Company and any Subsidiary are set forth in the "Tax Matters" section of the Disclosure Letter; neither the Company nor any Subsidiary (i) has consented at any time under Section 341(f) of the Code to have the provisions of Section 341(f) apply to any disposition of assets of the Company or any Subsidiary, (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Company or any Subsidiary for taxes, (iii) has made an election, or is required, to treat any asset of the Company or any Subsidiary as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, or (iv) has made any of the foregoing elections or consents or is required to apply any of the foregoing rules under any comparable state, county, local, or foreign tax provision.

                  (c) Neither the Company nor any Subsidiary is or has ever been an includible corporation in an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than in the affiliated group of which the Company is the common parent corporation;

                  (d) Neither the Company nor any Subsidiary is now or has ever been a party to any tax-sharing agreements or similar arrangements;

                  (e) Neither the Company nor any Subsidiary has made or become obligated to make, or will, as a result of any event connected with the Merger contemplated herein, make or become obligated to make, any "excess parachute payment," as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof);

                  (f) There are no liens for taxes (other than for current taxes that are not yet due and payable or are being contested in good faith) upon the assets of the Company or any Subsidiary;

                  (g) All joint ventures, partnerships, or other arrangements or contracts to which the Company or any Subsidiary is a party and that could be treated as a partnership for federal income tax purposes are set forth under the caption "Tax Matters" in the Disclosure Letter;

                  (h) There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions or outstanding intercompany items related to intercompany transactions (as each such term is defined in Treas. Reg. Section 1.1502-13, as such regulation is or was applicable to the Company and the Subsidiaries in each relevant taxable period) between the Company and any Subsidiary or between any Subsidiaries; and

                  (i) There exists no excess loss account (as such item is defined in Treas. Reg. Section 1.1502-19) with respect to the stock of the Company or any Subsidiary.

For purposes of this Agreement, the terms "tax" and "taxes" shall include income, gross receipts, excise, real and personal property, sales, franchise, employment, and other taxes imposed by any federal, foreign, state, county, municipal, local, or other governmental agency, including interest and penalties relating to taxes and assessments in the nature of taxes.

         3.14     Contracts and Commitments.

                  (a) Except as set forth under the caption "Contracts" in the Disclosure Letter, neither the Company nor any Subsidiary is a party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan; (iii) hospitalization insurance or similar plan or practice, whether formal or informal; (iv) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis or relative to severance pay for any such person; (v) agreement or indenture relating to the borrowing of money in excess of $100,000 or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company or any Subsidiary, other than agreements entered into by the Company and certain Subsidiaries in connection with the Company Credit Facility; (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for an annual rental in excess of $100,000;
         (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $50,000; (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $50,000; (x) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, either not terminable by it on 30 days' or less notice without penalty or involving more than $50,000; (xi) contract which prohibits either the Company or any Subsidiary from freely engaging in business anywhere in the world; (xii) contract relating to the distribution of the Company's or any Subsidiary's products; (xiii) franchise agreement; (xiv) contract, agreement or understanding with any shareholder who beneficially owns 5% or more of the Company Common Stock or with any officer, director or employee (other than for employment on customary terms); (xv) license agreement or agreement providing for the payment or receipt of royalties or other compensation by the Company or any Subsidiary in connection with the proprietary rights listed under the caption "Proprietary Rights" in the Disclosure Letter; or (xvi) other agreement material to the Company's or any Subsidiary's business or not entered into in the ordinary course of business.

                  (b) Except as specifically disclosed under the caption "Contracts" in the Disclosure Letter, (i) no contract or commitment required to be disclosed under such caption has been breached or canceled by the other party; (ii) since the date of the balance sheet included in the Company's Latest 10-K, no customer or supplier has indicated that it will stop or decrease the rate of business done with the Company or any Subsidiary, except for changes in the ordinary course of the Company's and the Subsidiaries' businesses; (iii) the Company and the Subsidiaries have performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed under such caption and are not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; (iv) neither the Company nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any contract or commitment or commitment set forth under such caption; and (v) neither the Company nor any Subsidiary has any knowledge of any breach or anticipated breach by any other party to any contract or commitment set forth under such caption.

                  (c) Prior to the date of this Agreement, Parent has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption "Contracts" in the Disclosure Letter, together with all amendments, waivers or other changes thereto.


         3.15 Proprietary Rights. Except as set forth under the caption "Proprietary Rights" in the Disclosure Letter, there are no patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights owned by the Company or any Subsidiary or necessary to the conduct of the Company's or any Subsidiary's businesses as now conducted. The Company or a Subsidiary owns and possesses all rights, titles and interest, or a valid license, in and to the proprietary rights set forth under such caption. The

Disclosure Letter describes under such caption all proprietary rights which have been licensed to third parties and all proprietary rights which are licensed from third parties by the Company or any Subsidiary. The Company and the Subsidiaries have taken all necessary action to protect the proprietary rights set forth under such caption. Neither the Company nor any Subsidiary has received any notice of, nor is it aware of any facts which indicate a likelihood of, any infringement, misappropriation, or conflict from any third party with respect to the proprietary rights which are listed under such caption; neither the Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur in the continued operation of the Company or any Subsidiary; and no claim by any third party contesting the validity of any proprietary rights listed under such caption has been made, is currently outstanding, or to the best knowledge of the Company or any Subsidiary is threatened.

         3.16 Litigation. Except as set forth under the caption "Litigation" in the Disclosure Letter, there are no actions, suits, claims, proceedings, orders or investigations pending or threatened against the Company or any Subsidiary or otherwise affecting any of their respective properties or assets, or that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or that could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or business prospects of the Company and there is no basis known to the Company or any Subsidiary for any of the foregoing. There is no order, writ, injunction, judgment or decree:

                  (a) to which the Company or any Subsidiary or any of the assets owned or used by the Company or any Subsidiary is subject, or

                  (b) to which any officer or employee of the Company or any Subsidiary is subject that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's or any Subsidiary's business. Except as set forth under such caption, neither the Company nor any Subsidiary has received any opinion or legal advice to the effect that the Company or any Subsidiary is exposed from a legal standpoint to any liability or disadvantage which may be material to it or its prospects.

         3.17 Brokerage. There are no claims for investment banking fees, brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Subsidiary. The Company currently intends, however, to enter into an agreement or arrangement with a qualified investment banking or financial advisory firm regarding the study of and the rendering of an opinion with respect to the fairness of the Merger; provided, that the Company hereby acknowledges and agrees that the terms and conditions of any such agreement or arrangement (including, without limitation, fees and expenses to be paid by the Company in connection therewith) shall be reasonably acceptable to Parent.

         3.18 Employment Matters. To the best knowledge of the Company and the Subsidiaries, (i) no key executive employee of the Company or any Subsidiary, and no group of the Company's or any subsidiary's employees, has any plans to terminate his or its employment, (ii) the Company and the Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and (iii) the Company and the Subsidiaries have no material labor relations problems pending and their labor relations are satisfactory.

         3.19 Employee Benefit Plans.

         With respect to the employee benefits provided to employees and former employees of the Company and the Subsidiaries:

                           (a) The Company and the Subsidiaries currently
                  maintain only the employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as are listed under the caption "Employee Benefits" in the Disclosure Letter.

                           (b) The Company and the Subsidiaries currently
                  maintain only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed under the caption "Employee Benefits" in the Disclosure Letter (the "Welfare Plans").

                           (c) The Company and the Subsidiaries currently
                  maintain, or have entered into, only the compensation programs and/or employment arrangements, (including but not limited to, incentive compensation, bonus, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, and employment and consulting agreements) as are listed under the caption "Employee Benefits" in the Disclosure Letter (the "Compensation Programs").

                           (d) The Company and the Subsidiaries do not
                  contribute, and have not contributed within the last five years, to any multiemployer plan, as defined by Section 3(37) of ERISA.

                           (e) Each Pension Plan and Welfare Plan is in
                  compliance with ERISA; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or a request for such determination has been timely filed with the Internal Revenue Service (and to Company's knowledge nothing has occurred between the date of the last such determination and the Closing Date to cause the Internal Revenue Service to revoke such determination).

                           (f) Any Pension Plan or any Welfare Plan designed to
                  satisfy the requirements of Section 125, Section 401, Section 401(k), Section 409, Section 501(c)(9), Section 4975(e)(7),
                  and/or Section 4980B of the Code, satisfies such section.

                           (g) No accumulated funding deficiency, as defined in
                  Section 302(a)(2) of ERISA, exists (whether or not waived) with respect to any Pension Plan as of the date hereof.

                           (h) All amounts required to be paid by the Company
                  and or any Subsidiary with respect to each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have been paid.

                           (i) None of the Pension Plans or the Company or any
                  party in interest or disqualified person has engaged in any non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code.

                           (j) Except as disclosed under the caption "Employee
                  Benefits" in the Disclosure Letter, no Pension Plan or Welfare Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law,
                  (ii) retirement benefits under a Pension Plan, (iii) death benefits under a Welfare Plan, (iv) deferred compensation accrued on the books of the Company or a Subsidiary, or (v) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

                           (k) No "leased employee," as that term is defined in
                  Section 414(n) of the Code, performs services for the Company or any Subsidiary.

                           (l) No liability has been, or is expected by the
                  Company or any Subsidiary to be, incurred by the Company or a Subsidiary under Section 4062 of ERISA with respect to any Pension Plan.

                           (m) No reportable event within the meaning of Title
                  IV of ERISA has occurred with respect to any Pension Plan.

                           (n) The Company has furnished Parent with correct and
                  complete copies of each Pension Plan, Welfare Plan, and Compensation Program, together with any trust agreements, summary plan descriptions, employee informational material, financial statements relating thereto and participant listings.

         3.20 Insurance. The Disclosure Letter, under the caption "Insurance," lists and briefly describes (including name of insurer, agent, coverage and expiration date) each insurance policy maintained by, at the expense of or for the benefit of the Company or any of the Subsidiaries with respect to its properties and assets and describes any material claims made thereunder. All of such insurance policies are in full force and effect and neither the Company nor any Subsidiary is in default with respect to its obligations under any of such insurance policies. Except as set forth in the Disclosure Letter under the caption "Insurance," the Company is the sole beneficiary of each such policy. The insurance coverage of the Company and the

Subsidiaries is customary for corporations of similar size engaged in similar lines of businesses. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of premiums payable with respect to any insurance policy.

         3.21 Affiliate Transactions. Except as set forth under the caption "Affiliate Transactions" in the Disclosure Letter, no officer or director of the Company or any Subsidiary or any member of the immediate family of any such officer or director, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), (a) has any agreement with the Company or any Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any Subsidiary, (b) has been indebted to the Company in amounts in excess of $10,000 in the aggregate at any time, (c) has at any time competed, directly or indirectly, with the Company, or (d) has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

         3.22 Suppliers. The Disclosure Letter, under the caption "Suppliers," lists the 10 largest suppliers of the Company and the Subsidiaries (on a consolidated basis) for the 1996 fiscal year and sets forth opposite the name of each such supplier the total amount of purchases from such supplier by the Company and the Subsidiaries during the 1996 fiscal year.

         3.23 Officers and Directors; Bank Accounts. The Disclosure Letter, under the caption "Officers and Directors," lists all officers and directors of the Company and the Subsidiaries and, under the caption "Bank Accounts," lists all of the Company's and the Subsidiaries' accounts at any bank or other financial institution (designating each authorized signer).

         3.24 Compliance with Laws; Permits; Certain Operations. The Company, each of the Subsidiaries and their respective officers, directors, agents and employees have complied in all respects, and currently are in compliance in all respects, with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of the Company and the Subsidiaries and to which the Company or any of the Subsidiaries may be subject, and no claims have been filed against the Company or any of the Subsidiaries alleging a violation of any such law or regulation, except as set forth in the Disclosure Letter under the caption "Compliance." Neither the Company nor any Subsidiary has given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value, gifts and prizes awarded pursuant to promotional programs approved by the Company's management and non-extraordinary entertainment expenditures) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder the Company or any of the Subsidiaries in connection with any actual or proposed transaction. The Company and the Subsidiaries hold all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of their businesses. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary has violated, or received a notice or charge asserting any violation of, the Occupational Safety and Health Act of 1970 or any other state or federal acts or laws (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment.

         3.25 Disclosure.

                  (a) Neither this Agreement nor any other agreement or instrument executed in connection with the transactions contemplated hereby nor any of the attachments or exhibits hereto nor the Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed in writing to Parent of which any officer or director of the Company or any Subsidiary is aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer relations, employee relations and business prospects, of the Company and the Subsidiaries, taken as a whole.

                  (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 and the Prospectus/Proxy Statement will, at the time the S-4 is declared effective, at the date the Prospectus/Proxy Statement is mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they are made) not misleading.

         3.26 Non-Contravention; Consents. Except as set forth under the caption "Consents" in the Disclosure Letter, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the

Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's or any Subsidiary's Articles of Incorporation or Bylaws, or (ii) any resolution adopted by the Company's or any Subsidiary's shareholders, the Company's or any Subsidiary's board of directors or any committee of such board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any governmental authority or other person or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any legal requirement or any order, writ, injunction, judgment or decree to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental permit or authorization that is held by the Company or any Subsidiary or that otherwise relates to the Company's business or to any of the assets owned or used by the Company or any Subsidiary;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract or agreement to which the Company or any Subsidiary is a party, or give any person or entity the right to (i) declare a default or exercise any remedy under any such contract or agreement, (ii) accelerate the maturity or performance of any such contract or agreement, or (iii) cancel, terminate or modify any such contract or agreement; or

                  (e) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by the Company or any Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth under the caption "Consents" in the Disclosure Letter, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any person or entity in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         3.27 Stockholder Vote Required. The affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of Company Common Stock (voting as a class) are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger under California Law.

         3.28 Board Approval. The board of directors of the Company has (i) approved the Merger and the execution of this Agreement, (ii) determined that the Merger is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders, and (iii) recommended that holders of Company Common Stock vote in favor of this Agreement and the Merger.

         3.29 Pooling of Interests. The Company is not aware of any event, condition, fact or circumstance that to its knowledge could prevent the Merger from being accounted for as a "pooling of interests" transaction for accounting purposes.

                                    ARTICLE 4

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 Conduct of Business Pending the Merger. The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld) or as otherwise expressly contemplated or permitted by this Agreement:

                  (a) The businesses of the Company and the Subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course, on an arms'-length basis and in accordance in all material respects with all applicable laws, rules and regulations and past custom and practice; and the Company and the Subsidiaries shall maintain their facilities in good condition and repair and in accordance with the Company's policies and procedures relating thereto as in effect prior to the execution of this Agreement;

                  (b) The Company shall not, directly or indirectly, do or permit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber (or permit any of the Subsidiaries to issue, sell, pledge, dispose of or encumber) (A) any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, except for issuances upon the exercise of options or warrants outstanding on the date hereof, or (B) any of its assets, except for fair value in the ordinary course of business; (ii) amend or propose to amend its Articles of Incorporation, Certificate of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of Company Common Stock or other securities of the Company, or declare, set aside or pay any dividend of other distribution payable in cash, stock, property or otherwise with respect to shares of Company Common Stock or other securities of the Company; (iv) redeem, purchase or acquire or offer to acquire any shares of Company Common Stock or other securities of the Company; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur or guarantee any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice or
         (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1(b);

                  (c) The Company shall not (and shall not permit any Subsidiary to), directly or indirectly, (i) enter into or modify any contract, agreement or understanding with Curtis M. Rocca III, Terry E. Bane or Timothy J. Purdy; (ii) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; (iii) make any capital expenditures, including any capitalizable lease obligations, other than expenditures necessary to maintain existing assets in good repair and other capital expenditures in amounts not exceeding $50,000 in the aggregate; or (iv) in the case of employees who are not officers or directors or consultants, grant or take any action with respect to the granting of any salary increases, severance or termination pay or increases in other benefits, other than grants or such actions as are in the ordinary course of the Company's business and are consistent with the Company's historic compensation practices, or grant or take any actions with respect to the granting of any bonuses;

                  (d) The Company shall not (and shall not permit any Subsidiary to) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

                  (e) The Company shall use its best efforts to cause its and the Subsidiaries' current insurance (or reinsurance) policies not to be canceled or terminated or reduced in coverage amount or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation, reduction in coverage amount or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, reduced or lapsed policies for substantially similar premiums are in full force and effect;

                  (f) The Company and each Subsidiary (i) shall use its best efforts to preserve intact its business organization and good will, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; (ii) shall confer at Parent's request (but in no event less frequently than weekly) with representatives of Parent to report on operational matters and the general status of ongoing operations; (iii) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement or in any other agreement or instrument executed in connection with the transactions contemplated hereby untrue at, or at any time prior to, the Effective Time; (iv) shall notify Parent of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company and the Subsidiaries or to the Company's, Parent's or the Merger Sub's ability to consummate the transactions contemplated by this Agreement; and (v) shall notify Parent if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue;

                  (g) Neither the Company nor any Subsidiary shall change any of its methods of accounting or accounting practices in any material respect, and neither the Company nor any Subsidiary shall make any tax election;

                  (h) Neither the Company nor any Subsidiary will waive or agree to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting the Company or any Subsidiary;

                  (i) Neither the Company nor any Subsidiary shall commence or settle any material legal action or proceeding, provided, that the Company may settle any legal actions or proceedings which were pending as of the date of the Company's Latest 10-K so long as the consideration paid or agreed to be paid by the Company in connection with such settlements does not exceed $10,000 in any individual case or $50,000 in the aggregate for all such settlements (in the case of cash settlements) or cause the number of shares of Company Common Stock issued and outstanding, after taking into account any shares issued or canceled in connection with such settlement, to exceed the number of shares of Company Common Stock issued and outstanding on the date of this Agreement;

                  (j) The Company shall cause its officers to report at Parent's request (but in no event less frequently than weekly) to Parent concerning the status of the Company's business; and

                  (k) Subject to the fiduciary obligations of its directors as advised by counsel, the Company shall not, except as required by law, call any meeting of its shareholders other than the meeting contemplated in Section 5.2.

         4.2      Notification; Updates to Disclosure Schedule.

                  (a) During the period subsequent to the execution of this agreement and prior to the Effective Time (the "Pre-Closing Period"), the Company shall promptly notify Parent in writing of:

                                  (i) the discovery by the Company of any event,
                  condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                                 (ii) any event, condition, fact or circumstance
                  that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                                 (iii) any breach of any covenant or obligation
                  of the Company;

                  and

                                 (iv) any event, condition, fact or circumstance
                  that would make the timely satisfaction of any of the conditions set forth in Sections 6.1, 6.2 or 6.3 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(a) requires any change in the Disclosure Letter, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Letter were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Letter specifying such change. No such update shall be deemed to supplement or amend the Disclosure Letter for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Sections 6.1, 6.2 or 6.3 has been satisfied.

         4.3 Company Shareholder Approval.

                  (a) The Company will call a meeting of its shareholders (the "Company Shareholder Meeting"), to be held after the Form S-4 shall have been declared effective by the SEC, to submit this Agreement, the Merger and related matters for the consideration and approval of the Company's shareholders. Subject to the fiduciary obligations of the Company's directors, the Form S-4 will include a statement to the effect that the Company's board of directors has recommended that the Company's shareholders vote in favor of the Merger. The Company Shareholder Meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. The Company shall, if and to the extent requested by Parent, subject to the fiduciary obligations of the directors of the Company as advised by counsel, use its best efforts to solicit from shareholders of the Company proxies in favor of such adoption and approval and shall take all other action necessary or, in the opinion of Parent, helpful to secure a vote of shareholders in favor of the Merger. At the Company Shareholder Meeting, the Company shall cause to be voted all shares of Company Common Stock with respect to which proxies in the form distributed by the Company shall have been given in favor of the Merger.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

         5.1      Prospectus/Proxy Statement.

                  (a) The Parent Common Stock to be issued in the Merger shall be registered under the Securities Act on the Form S-4. As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, a Form S-4 registration statement (the "Form S-4"), together with the Prospectus/Proxy Statement to be included therein (the "Prospectus/Proxy Statement") and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Each of Parent and the Company shall use its best efforts to respond promptly to any comments of the SEC on the Form S-4 and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action required to be taken under any applicable state securities or blue sky laws and regulations of the NASD to the extent applicable in connection with the issuance of the Parent Common Stock pursuant to the Merger and upon exercise of the Assumed Options and the Company Warrants after the Effective Time. Parent shall take shall take any reasonable action required to provide for the listing of Parent Common Stock on the Nasdaq National Market prior to or contemporaneously with the Effective Time. The Company shall promptly furnish to Parent all information concerning the Company and the Company's shareholders as may reasonably be required in connection with any action contemplated by this Section 5.1. Each of Parent and the Company will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-4 or the Prospectus/Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Form S-4 or the Prospectus/Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Form S-4 or the Prospectus/Proxy Statement, Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Parent and shareholders of the Company, such amendment or supplement.

                  (b) The Company will mail to its shareholders in a timely manner, for the purpose of considering and voting upon the Merger at the Company Shareholder Meeting, the Prospectus/Proxy Statement that is contained in the Form S-4 at the time that it is declared effective or as subsequently amended or supplemented. The Company will promptly provide to Parent all information relating to its business or operations necessary for inclusion in the Prospectus/Proxy Statement to satisfy all requirements of applicable state and federal securities laws. None of the information relating to the

         Company or its officers and directors contained in any document, certificate or other writing furnished or to be furnished by the Company and included in (i) the Prospectus/Proxy Statement at the time the Proxy Statement is mailed or at the time of the Company Shareholder Meeting to vote on the Merger or at the Effective Time, as then amended or supplemented, or (ii) the Form S-4 at the time the Form S-4 becomes effective or at the Effective Time, as then amended or supplemented, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were provided, not misleading or necessary to correct any statement that has become false or misleading in any earlier communication with respect to the solicitation of proxies for the Company's shareholder meeting.

                  (c) Parent will prepare and file the Prospectus/Proxy Statement with the SEC as promptly as practicable, and use its best reasonable efforts to cause the Form S-4 to become effective as soon after such filing as practicable. In this regard, Parent will advise the Company promptly of any comments, whether oral or written, received from the SEC with respect to the Form S-4 and will also advise the Company promptly as to the time at which the Form S-4 becomes effective and of the issuance by the SEC of any stop order suspending the effectiveness of the Form S-4 or the institution of any proceedings for such purpose and will use its reasonable best efforts to prevent the issuance of any stop order and to obtain as soon as possible the lifting thereof if issued. Until the Effective Time, Parent will advise the Company promptly of any requirement of the SEC for any amendment or supplement of the Form S-4 or for additional information, and will not at any time file any amendment of or supplement to the prospectus contained therein, or to the prospectus filled pursuant to Rule 424(b) of the

         Securities Act (the "Prospectus"), that shall not have been previously submitted to the Company a reasonable time prior to the proposed filing thereof or to which the Company shall reasonably object or that is not in compliance in all material respects with the Securities Act and the rules and regulations issued by the SEC thereunder. None of the information relating to Parent (or, to the best knowledge of Parent, any other person, contained in any document, certificate or other writing furnished or to be furnished by Parent) included in (i) the Prospectus/Proxy Statement at the time the Prospectus/Proxy Statement is mailed or at the Effective Time, as then amended or supplemented, or
         (ii) the Form S-4 at the time the Form S-4 becomes effective or at the Effective Time, as then amended or supplemented, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were provided, not misleading or necessary to correct any statement that has become false or misleading in any earlier communication with respect to the solicitation of proxies for the Company's shareholder meeting. From and after the date the Form S-4 becomes effective and until the Effective Time, if any event known to Parent occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or if it is necessary at any time to amend the Form S-4 or the Prospectus to comply with the Securities Act, Parent will promptly notify the Company and will prepare an amended or supplemented Form S-4 or Prospectus, which will correct such statement or omission, and will use its reasonable best efforts to cause any such amendment to become effective as promptly as possible. The Prospectus/Proxy Statement as it relates to Parent will comply as to the form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder in effect at the time the Prospectus/Proxy Statement is mailed.


         5.2 Action of Shareholders. The Company shall take all action necessary in accordance with the California Law and its Articles of Incorporation and Bylaws to convene the Company Shareholder Meeting as promptly as practicable to consider and vote upon this Agreement (including, without limitation, the plan of merger contained herein) and the Merger.

         5.3 Accountant Comfort Letters.

                  (a) Prior to the date of this Agreement, the Company has delivered to Parent a letter from Grant Thornton LLP addressed to the Company and Parent and dated a date not more than one day (excluding Saturdays, Sundays and holidays) before the date of this Agreement, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating to the effect that in their opinion the audited financial statements and financial statement schedules included in the Company's Latest 10-K and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations.

                  (b) In addition, prior to the date (the "Mailing Date") the Proxy Statement is mailed to the shareholders of the Company, the Company shall deliver to Parent a letter from Grant Thornton LLP addressed to the Company and Parent and dated a date not more than one day (excluding Saturdays, Sundays and holidays) before the Mailing Date, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating to the effect that:

                                  (i) in their opinion the audited financial
                  statements and financial statement schedules included in the Prospectus/Proxy Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations;

                                 (ii) on the basis of a reading of the amounts
                  included in the Prospectus/Proxy Statement in response to Item 301 of Regulation S-K and of the latest unaudited consolidated financial statements made available by the Company and the Subsidiaries and the latest unaudited financial statements included in the Prospectus/Proxy Statement relating to the Company and the Subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and executive committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company and the Subsidiaries who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to the date of the latest unaudited financial statements included in the Prospectus/Proxy

                  Statement relating to the Company and the Subsidiaries, nothing came to their attention which would cause them to believe that:

                                    (A) the unaudited financial statements
                           included in the Prospectus/Proxy Statement of the Company and the Subsidiaries do not comply as to form in all material respects with applicable accounting requirements of the Exchange Act and with the published rules and regulations of the SEC with respect to proxy statements; or that said unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus/Proxy Statement and reported on by them; or

                                    (B) with respect to the period subsequent to
                           the date of the latest unaudited financial statements included in the Prospectus/Proxy Statement relating to the Company and the Subsidiaries, there were any changes, at a specified date not more than five days (excluding Saturdays, Sundays and holidays) prior to the date of the letter, in the long-term debt of the Company and the Subsidiaries or capital stock of the Company or any decreases in the cash and cash equivalents, marketable securities or shareholders' equity of the Company and the Subsidiaries as compared with the amounts shown on the unaudited consolidated balance sheet included in the Prospectus/Proxy Statement, or for the period from the date of the latest unaudited financial statements included in the Prospectus/Proxy Statement relating to the Company and the Subsidiaries, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in income
                           (loss) before extraordinary items, or in total or per share amounts of net income (loss), of the Company and the Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof; and

                                (iii) they have performed certain other
                  specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiaries) set forth in the Prospectus/Proxy Statement as reasonably designated by Parent, insofar as it relates to the Company and the Subsidiaries, agrees with the accounting records of the Company and the Subsidiaries, excluding any legal interpretation.

         5.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of paragraph 11 of the Letter of Intent.

         5.5 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, any required filings under the Hart-Scott Act and submissions of information requested by governmental authorities.

         5.6 No Negotiations, etc. The Company shall not (nor shall it permit any of the Subsidiaries to), directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any inquiry, proposal or offer from any person or entity (including any of its or their officers or employees) other than Parent relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or any Subsidiary or other similar transaction or business combination involving the Company or any Subsidiary, or, unless the Company's Board of Directors receives a written opinion from the Company's outside counsel stating that there would be a material risk of liability on the part of the members of the Company's Board of Directors to the Company's shareholders for failure to do so, participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by, or consider, entertain or accept any proposal or offer from, any other person or entity to do or seek any of the foregoing. The Company shall promptly notify Parent and the Merger Sub if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Parent with such information regarding such proposal, offer, inquiry or contact as Parent may request.

         5.7 Notification of Certain Matters. Each party shall give prompt notice to each other party of (a) the occurrence or failure to occur of any event, conditions, fact or circumstance which occurrence or failure would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate at, or at any time prior to, the Effective Time, and (b) any material failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.8 Access to Information; Confidentiality. Parent and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of the Company and such other information pertaining to the business and assets of the Company as Parent shall reasonably request, and the Company and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of Parent and such other information pertaining to the business and assets of Parent as the Company shall reasonably request, and each of Parent and the Company shall provide the other with reasonable access to its officers and other personnel, as provided in paragraph 8 of the Letter of Intent. The terms of paragraph 10 of the Letter of Intent shall apply, in the event of a termination of this Agreement, to information obtained as a result of such access and assistance.

         5.9 Shareholder Claims. The Company shall not settle or compromise any claim brought by any present, former or purported holder or owner of any securities of the Company in connection with the Merger without the prior written consent of Parent.

         5.10 Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all consents (if any) required to be obtained (pursuant to any applicable law, regulation, contract or agreement, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Parent shall (upon request) promptly deliver to the Company a copy of each such filing made, each such notice given and each such consent obtained by Parent or Merger Sub during the period subsequent to the date hereof and prior to the Effective Time; and the Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such consent obtained by the Company during the period subsequent to the date hereof and prior to the Effective Time.

         5.11 State Securities Law Compliance. Parent shall use commercially reasonable efforts to (a) qualify, prior to the Effective Time, the Parent Common Stock to be issued pursuant to the Merger under state "blue sky" laws of every jurisdiction of the United States in which (i) any registered shareholder of the Company has an address on the records of the Company as of the date of this agreement, and (ii) an exemption from the qualification requirements under such laws is unavailable with respect to the issuance of Parent Common Stock in the Merger, and (b) qualify, prior to the Effective Time, the Assumed Options and Assumed Warrants under the state "blue sky" laws of every jurisdiction of the United States in which (i) the records of the Company, as of the date of this Agreement, indicate that a holder of such Assumed Options or Assumed Warrants resides, and (ii) an exemption from the qualification requirements under such laws is unavailable.

         5.12 Notification; Updates to Disclosure Letter. During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                                  (i) the discovery by Parent of any event,
                  condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constituted an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement;

                                 (ii) any event, condition, fact or circumstance
                  that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this agreement;

                                 (iii) any breach of any covenant or obligation
                  of Parent; and

                                 (iv) any event, condition, fact or circumstance
                  that would make the timely satisfaction of any of the conditions set forth in Sections 6.1, 6.2 or 6.3 impossible or unlikely.

         5.13 Pooling of Interests. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests."

         5.14 Affiliate Agreements. The Company shall use all commercially reasonable efforts to cause each Company-Affiliated Person identified on Exhibit 5 (and any other Person that Parent notifies the Company may reasonably be deemed to be an "Affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit 3. Parent shall use all commercially reasonable efforts to cause each Parent-Affiliated Person listed on Exhibit 5 and each other Person that could reasonably be deemed to be an "Affiliate" of Parent for purposes of the Securities Act to execute and deliver to Parent, as promptly as practical after execution of this Agreement, an Affiliate Agreement in the form of Exhibit 4.

         5.15 Commercially Reasonable Efforts. During the Pre-Closing Period,
(a) the Company shall use all commercially reasonable efforts to cause the conditions set forth in Sections 6.1 and 6.3 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall each use all commercially reasonable efforts to cause the conditions set forth in Section 6.1 and 6.2 to be satisfied on a timely basis.

         5.16 Tax Matters. Prior to the Closing, (a) Parent and the Company shall execute and deliver to Squire, Sanders & Dempsey Representation Certificates in substantially the forms of Exhibits 6 and 7 (which shall be used in connection with the legal opinion contemplated by Section 6.1(s)), and (b) each of the Company-Affiliated Persons listed on Exhibit 5 shall execute and deliver to Squire, Sanders & Dempsey a Shareholders' Representation Certificate in the form of Exhibit 8.

         5.17 Key Employee Options. On the Closing Date, subject to the conditions and on the terms set forth below, certain key officers and employees of the Company shall be awarded options (the "Key Employee Options") pursuant to Parent's Stock Option Awards Plan to purchase the number of shares of Parent Common Stock specified opposite each such person's name below:

                Name                                 # of Shares
                ----                                 -----------
         Curtis M. Rocca III                         80,000
         Timothy J. Purdy                            40,000
         Terry E. Bane                               40,000
         Maxine Holland                              32,000
         Michael Conroy                              16,000
         Rob Hickman                                 16,000
         Bryan Shields                               16,000
         Dave Taylor                                 16,000
         Cindy Alvey                                 16,000
         Bill Baker                                  16,000
         Brian Smith                                 16,000
         Joel Kozikowski                             16,000

The Key Employee Options shall vest on the date that is one year after the Closing Date (subject to the grantee remaining employed by Parent or a subsidiary of Parent for such one-year period) and shall be exercisable at any time thereafter for a period of nine years. The exercise price for all Key Employee Options shall be the last reported sale price for Parent Common Stock as reported by the Nasdaq Small-Cap Market on the Closing Date. The Key Employee Options shall be subject to and governed by the terms and provisions of Parent's Stock Option Awards Plan, as from time to time amended and in effect. The Parent Common Stock to be issued upon the exercise of Key Employee Options will be registered under the Securities Act on Form S-8 promulgated by the SEC.

         5.18 Board of Directors. Contemporaneously with the consummation of the Merger, two persons designated by the Company (the "Company Nominees") shall be appointed to Parent's board of directors to serve until the first annual meeting of shareholders of Parent to occur following consummation of the Merger. Parent agrees, except to the extent Parent shall have a reasonable significant objection at such time, to nominate and support the Company Nominees for election to Parent's board of directors at the first annual meeting of shareholders of Parent to occur following consummation of the Merger. If the seat on Parent's board of directors held by either of the Company Nominees shall become vacant for any reason during the period commencing with appointment of the Company Nominees to Parent's board of directors upon consummation of the Merger and ending on the date of the second annual meeting of shareholders of Parent to occur following consummation of the Merger, Parent agrees, except to the extent Parent shall have a reasonable significant objection at such time, to appoint to Parent's board of directors to serve the remaining term of such Company Nominee a person designated by the other Company Nominee.

                                    ARTICLE 6

                                   CONDITIONS

         6.1 Conditions to Obligations of Each Party To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) this Agreement (including without limitation the plan of merger contained herein) and the Merger shall have been approved and adopted by the vote of the shareholders of the Company described in
         Section 3.27;

                  (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott Act shall have expired or been terminated;

                  (c) the Form S-4 shall have been declared effective by the SEC and no order or other declaration suspending the effectiveness of the S-4 shall have been issued or promulgated;

                  (d) the Prospectus/Proxy Statement shall not contain an untrue statement of a material fact and shall not omit any statement required to be contained therein or necessary to make any statement contained therein, in the light in which made, not misleading;

                  (e) there shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would make consummation of the Merger illegal;

                  (f) no injunction or other order entered by a United States (state or federal) court of competent jurisdiction shall have been issued and remain in effect which would prohibit consummation of the Merger;

                  (g) there shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the Merger, or seeking to obtain material damages in connection with the Merger, (ii) seeking to prohibit direct or indirect ownership or operation by Parent of all or a material portion of the business or assets of the Company and the Subsidiaries or of Parent and its subsidiaries, or to compel Parent or any of its subsidiaries or the Company or any of the Subsidiaries to dispose of or to hold separately all or a material portion of the business or assets of Parent and its subsidiaries or of the Company and the Subsidiaries, as a result of the Merger, (iii) seeking to impose or confirm limitations on the ability of Parent effectively to exercise directly or indirectly full rights of ownership of any shares of Company Common Stock on all matters properly presented to the Company's shareholders, (iv) seeking to require direct or indirect divestiture by Parent of any shares of Company Common Stock or any shares of the Surviving Corporation to be issued in the Merger, (v) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Parent a result of the transactions contemplated by this Agreement, (vi) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the exhibits or attachments hereto) or the Letter of Intent, (vii) which otherwise might materially adversely affect the Company and the Subsidiaries or Parent and its subsidiaries, or (viii) otherwise relating to the Letter of Intent or the Merger;

                  (h) there shall not be any action taken, or any injunction issued, or any order, statute, rule or regulation proposed, enacted, promulgated, issued or deemed applicable to the Merger by any federal, state or foreign court, government or governmental authority or agency, other than the application of the waiting period provisions of the Hart-Scott Act to the Merger, which may, directly or indirectly, result in any of the consequences referred to in (g) above;

                  (i) during the period prior to the Effective Time, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests;"

                  (j) there shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq Small-Cap Market or the Nasdaq National Market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions, (iii) a commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation by any governmental authority on, or any other event which, in the sole judgment of Parent, might affect the extension of credit by banks or other lending institutions in the United States, or (v) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof;

                  (k) the Company and the Subsidiaries shall have obtained each consent and approval necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of the Company's or the Subsidiaries' assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit;

                  (l) prior to the Closing, Parent and the Company shall execute and deliver to Squire, Sanders & Dempsey Representation Certificates in substantially the forms of Exhibits 6 and 7 (which will be used in connection with the legal opinion contemplated by Section 6.1(s)), and each of the Company-Affiliated Persons listed on Exhibit 5 shall execute and deliver to Squire, Sanders & Dempsey a Shareholder's Representation Certificate in the form of Exhibit 8;

                  (m) Parent and the Company shall have received Affiliate Agreements, in the form of Exhibit 3, executed by the Company-Affiliated Persons identified on Exhibit 5 and by any other person who Parent notifies the Company may be deemed to be an "Affiliate" of the Company for purposes of the Securities Act (collectively, the "Designated Persons"), and Affiliate Agreements, in the form of Exhibit 4, executed by the Parent-Affiliated Persons identified on Exhibit 5;

                  (n) there shall have been no damage, destruction or loss of or to any property or properties owned or used by the Company or any of the Subsidiaries, whether or not covered by insurance, which in the aggregate has a material adverse effect on the Company and the Subsidiaries, taken as a whole;

                  (o) the principal terms of this Agreement and the Merger shall have been approved and adopted by the Company's shareholders in accordance with all applicable laws and regulations and the Company's Articles of Incorporation and By-Laws;

                  (p) no party hereto shall have terminated this Agreement as permitted herein;

                  (q) the United States Food and Drug Administration shall not have issued a formal denial of Parent's application for approval of OraTest;

                  (r) Parent and the Company shall have received a letter from Grant Thornton LLP, dated as of the Closing Date, confirming that such firm is not aware of any fact or circumstance which could reasonably be interpreted as rendering the Merger ineligible for the "pooling-of-interests" method of accounting in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

                  (s) Parent, the Company and the shareholders of the Company shall have received a legal opinion of Squire, Sanders & Dempsey, dated the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax Representation Certificates and Shareholder's Certificates referred to in Section 6.1(l)).

         6.2 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

                  (a) the representations and warranties of Parent and the Merger Sub set forth in Article 2 shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time, and each of Parent and the Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                  (b) Parent shall have furnished to the Company a certificate in which Parent shall certify that Parent has no reason to believe that the conditions set forth in Section 6.2(a) have not been fulfilled;

                  (c) Parent shall have furnished to the Company (i) a copy of the text of the resolutions by which the corporate action on the part of Parent and the Merger Sub necessary to approve this Agreement and the Merger were taken, (iii) certificates executed on behalf of Parent and the Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to the Company, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate executed on behalf of Parent and the Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying, in each case, the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

                  (d) the Company shall have received a letter addressed to the Company from Squire, Sanders & Dempsey, based on customary reliance and subject to customary qualifications, to the effect that:

                                 (i) Parent is a corporation validly existing
                  and in good standing under the laws of the State of Delaware.

                                 (ii) Merger Sub is a corporation validly
                  existing and in good standing under the laws of the State of Delaware.

                                 (iii) Parent has the corporate power to
                  consummate the transactions on its part contemplated by this Agreement. Parent has duly taken all requisite corporate action to authorize this Agreement; and this Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent.

                                 (iv) The Merger Sub has the corporate power to
                  consummate the transactions on its part contemplated by this

                  Agreement. The Merger Sub has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; and this Agreement and such articles of merger have been duly executed and delivered by the Merger Sub and constitute valid and binding obligations of the Merger Sub; and

                  (e) a letter from a qualified investment banking or financial advisory firm confirming the fairness to the Company's shareholders from a financial point of view of the consideration to be paid in the Merger (the form of which letter shall have been received by the Company for inclusion in the Prospectus/Proxy Statement prior to the filing of the Prospectus/Proxy Statement with the SEC) shall have been delivered to the Company's Board of Directors prior to the Mailing Date and shall not have been subsequently withdrawn or amended.


         6.3 Additional Conditions to Obligations of Parent and the Merger Sub. The obligations of Parent and the Merger Sub to effect the Merger are also subject to the following conditions:

                  (a) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time, and the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                  (b) the Company shall have furnished to Parent a certificate in which Curtis M. Rocca III, Terry E. Bane and Timothy J. Purdy shall certify that an appropriate inquiry has been made of the executive officers and employees of the Company and the Subsidiaries having principal responsibilities for the matters as to which representations and warranties have been made by the Company in this Agreement and for the performance of the covenants of the Company set forth in this Agreement, and after completion of such inquiry, neither the Company nor any of the Subsidiaries nor any of the individuals executing such certificate has any reason to believe that the conditions set forth in
         Section 6.3(a) have not been fulfilled;

                  (c) the Company shall have furnished to Parent (i) a copy of the text of the resolutions by which the board of Directors and shareholders of the Company approved this Agreement (including, without limitation, the plan of merger contained herein) and the Merger; (ii) a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; and (iii) an incumbency certificate executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

                  (d) Parent shall have received a letter addressed to Parent from The Law Offices of Craig K. Powell, based on customary reliance and subject to customary qualifications, to the effect that:

                                  (i) The Company is a corporation validly
                  existing and in good standing under the laws of the State of California.

                                  (ii) The authorized capital of the Company
                  consists of shares of capital stock, designated "Common Stock," having a par value of $.01 per share, of which the number of shares indicated in such letter are outstanding, all of which were duly and validly issued and are fully paid and non-assessable, and 1,000,000 shares of capital stock, designated "Preferred Stock," having a par value of $.01 per share, of which no shares are outstanding.

                                  (iii) Each of the Subsidiaries is a
                  corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

                                  (iv) The Company owns all of the outstanding
                  capital stock of each of the Subsidiaries, free and clear of any lien, claim or encumbrance.

                                  (v) The Company has the corporate power to
                  consummate the transactions on its part contemplated by this Agreement; the Company has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; and this Agreement and such articles of merger have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company.

                                  (vi) No actions are required to be taken in
                  order to make the Merger effective which have not been taken on or prior to the delivery of such letter except the delivery of the articles of merger contemplated in Section 1.3 to the Secretary of State of the State of California, and the filing thereof by the Secretary of State of the State of California, in accordance with Chapter 11 of the California Law;

                  (e) Parent shall have received a letter from Grant Thornton LLP dated the date of the Effective Time bringing down to a date not more than three days (excluding Saturdays, Sundays and holidays) prior thereto the information specified in Section 5.3(b);

                  (f) Parent shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been publicly disclosed by the Company as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the Company and the Subsidiaries taken as a whole, or to the value of the shares of Company Common Stock;

                  (g) Parent shall have received a letter from Deloitte & Touche LLP, dated as of the Closing Date, confirming that Parent may account for the Merger as a "pooling-of-interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                  (h) the Company shall not have received written objections to the Merger pursuant to Chapter 13 of the California Act covering more than 5% of the shares of Company Common Stock outstanding immediately prior to the Effective Time;

                  (i) the Company shall have modified the Stock Plan to permit the Company Options to be assumed by Parent as contemplated by Section
         1.12 of this Agreement; and

                  (j) Curtis M. Rocca III shall have entered into employment arrangements with Parent in form and substance mutually acceptable to Parent and such person.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. Subject to Section 7.4, this Agreement may be terminated prior to the Effective Time:

                  (a) by Parent if there has been a material breach by the Company or any of the Designated Persons of any covenant or agreement of the Company or any of the Designated Persons set forth in this Agreement or in any other agreement or instrument delivered to Parent, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to the Company or which is not capable of being cured by the Scheduled Closing Time;

                  (b) by the Company if there has been a material breach by Parent of any covenant or agreement of Parent in this Agreement, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to Parent or which is not capable of being cured by the Scheduled Closing Time;

                  (c) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6.1 or 6.3 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

                  (d) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 6.1 or
         6.2 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (e) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6.1 or 6.3 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement); or

                  (f) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 6.1 or 6.2 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (g) by Parent if the Closing has not taken place on or before the Final Date (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

                  (h) by the Company if the Closing has not taken place on or before the Final Date (other than as a failure on the part of the Company or any of the Designated

         Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (i) by the mutual consent of Parent and the Company.

         As used herein, the Final Date shall be March 15, 1997, except that if a temporary, preliminary or permanent injunction or other order by any Federal or state court that would prohibit or otherwise restrain consummation of the Merger shall have been issued and shall remain in effect on March 15, 1997, and such injunction shall not have become final and nonappealable, either party, by giving the other written notice thereof on or prior to March 15, 1997, may extend the time for consummation of the Merger up to and including the earlier of the date such injunction shall become final and nonappealable or May 15, 1997, so long as such party shall, at its own expense, use its best efforts to have such injunction dissolved.

         7.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c), Section 7.1(e) or Section 7.1(g), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d), Section 7.1(f) or Section 7.1(h), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

         7.3 Effect of Termination. If this Agreement is terminated pursuant to
Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement or of any obligation or liability arising pursuant to Section 7.4. If this Agreement is terminated pursuant to
Section 7.1
as a result of the inaccuracy of any representation or warranty of Parent or the Merger Sub set forth in Article 2 or the inaccuracy of any representation or warranty of the Company set forth in Article 3, the party making such inaccurate representation or warranty shall be subject to liability for the termination of this Agreement as a result thereof only if and to the extent that any Responsible Officer (as defined below) of such party had actual knowledge of such inaccuracy. For purposes hereof, "Responsible Officer" of any party shall mean the chairman of the board of directors, the chief executive officer, the chief operating officer, the chief financial officer, any executive vice president, the treasurer or the secretary of such party.

         7.4 Breakup Fee.

                  (a) If the Company terminates this Agreement pursuant to
         Section 7.1(d), 7.1(f) or 7.1(h) by reason of the fact that any of the Closing conditions contained in Section 6.2(a) have not been met, or by reason of the failure of the Closing condition contained in Section 6.1(k) under circumstances in which the acts of Parent or any of its affiliates, not consented to in writing by the Company, were done with the knowledge or reasonable expectation that they could reasonably be expected to cause and in fact did cause the failure of such condition; and in the circumstances of such termination, all of the Closing conditions contained in Section 6.2 would have otherwise been met, Parent shall pay to the Company within fifteen (15) business days after such termination in cash the greater of (i) the amount of the Company's documented out-of-pocket expenses incurred through the date of termination in connection with this Agreement and the transactions contemplated hereby (as evidenced by written notice accompanied by such documentation and delivered to Parent by the Company within ten (10) business days of such termination), and (ii) $100,000.

                  (b) If Parent terminates this Agreement pursuant to Section 7.1(c), 7.1(e) or 7.1(g) by reason of the fact that any of the Closing conditions in Sections 6.1(k) or (l) or 6.3(a) have not been met, or the failure of the Closing condition contained in Section 6.3(h) under any of the following circumstances: (i) the Company has materially breached any covenant contained in Section 4.3 or the covenant in
         Section 5.15(a) as it pertains to the condition in Section 6.1(o), (ii) the Company's Board of Directors has withdrawn its recommendation to the Company's shareholders to approve the Merger, or (iii) any Person has publicly announced a proposed acquisition transaction with the Company as the party to be acquired conditioned upon abandonment of the Merger or the failure of the Company's shareholders to approve the Merger; or by reason of the failure of the Closing condition contained in Section 6.3(g) under circumstances in which the acts of the Company or any of its affiliates, not consented to in writing by Parent, were done with the knowledge that they could reasonably be expected to cause and did in fact cause the failure of such condition; and in the circumstances of such termination, all of the Closing conditions contained in Section 6.3 (except the condition contained in Section 6.3(j)) would have otherwise been met, the Company shall pay to Parent within fifteen (15) business days after such termination in cash the greater of (i) the amount of Parent's documented out-of-pocket expenses incurred through the date of termination in connection with this Agreement and the transactions contemplated hereby (as evidenced by written notice accompanied by such documentation and delivered to the Company by Parent within ten (10) business days of such termination), and (ii) $100,000.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which changes the amount into which each share of Company Common Stock will be converted in the Merger or effects any change which would materially and adversely affect the shareholders of the Company without the further approval of the shareholders of the Company.

         8.2 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreement of any other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or future exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it was given.

         8.3 Public Statements. Except as required by applicable law, no party shall make any public announcement or statement with respect to the Merger, this Agreement or any related transaction without the approval of the other parties, which approval will not be unreasonably withheld. Moreover, each party agrees to consult with the other parties prior to issuing any such public announcement or statement.

         8.4 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

         If to Parent or
           the Merger Sub:              Zila, Inc.
                                        5227 N. 7th Street
                                        Phoenix, Arizona  85014
                                        Telecopy:    (602) 234-2264
                                        Attn:  Joseph Hines

         With a copy to:                Squire, Sanders & Dempsey
                                        40 N. Central Avenue
                                        Phoenix, Arizona  85004
                                        Telecopy:    (602) 253-8129
                                        Attn:  Christopher D. Johnson

         If to the Company:             Bio-Dental Technologies Corporation
                                        11291 Sunrise Park Drive
                                        Rancho Cordova, California  95742
                                        Telecopy:     (916) 638-0116
                                        Attn:  Curtis M. Rocca III

         With a copy to:                The Law Offices of Craig K. Powell
                                        4678 Cabana Way
                                        Sacramento, California 95822
                                        Telecopy:     (916) 454-1180
                                        Attn:  Craig K. Powell

         All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by mail; when answered back, if telexed; and when receipt acknowledged, if telecopied.

         8.5 Interpretation. When a reference is made in this Agreement to subsidiaries of Parent, the word "subsidiary" means any "majority-owned subsidiary" (as defined in Rule 12b-2 under the Exchange Act) of Parent; provided, however, that the Company shall in no event and at no time be considered a subsidiary of Parent for purposes of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

         8.6 Severability. If term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         8.7 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that Parent and the

Merger Sub may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Parent and the Merger Sub of their obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which Parent may be merged; and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Arizona, without giving effect to the principles of conflict of laws thereof; provided, however, that the Letter of Intent shall remain in full force and effect notwithstanding the execution and delivery of this Agreement and nothing in this Agreement shall supersede any of the provisions of the Letter of Intent. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         8.8 Non-survival of Representations and Warranties. The representations and warranties of the parties set forth herein shall terminate as of the Effective Time.

                                MERGER AGREEMENT

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, Parent, the Merger Sub and the Company have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                   ZILA, INC.


                                   By ___________________________________

                                         Its ____________________________




                                   ZILA MERGER CORPORATION


                                   By ___________________________________

                                         Its ____________________________




                                   BIO-DENTAL TECHNOLOGIES CORPORATION


                                   By ___________________________________

                                         Its ____________________________

                                                                       EXHIBIT 1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      ZILA DENTAL TECHNOLOGIES CORPORATION

         1. The name of this Corporation is: ZILA DENTAL TECHNOLOGIES

CORPORATION.

         2. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code (the "Code").

         3. The name and address in the State of California of the Corporation's agent for service of process is:

                           Name:    Curtis M. Rocca III
                           Address: 11291 Sunrise Park Drive
                                    Rancho Cordova, California  95741-1081

         4. The maximum number of shares which the Corporation shall have the authority to issue is:

                  (a) 50,000,000 (fifty million) shares of Common Stock having a par value of $.01 per share; and

                  (b) 1,000,000 (one million) shares of Preferred Stock having a par value of $.01 per share.

                  The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any share of Preferred Stock.

         5. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         6. The Corporation may, by action of its board of directors or shareholders, authorize, by bylaw amendment, agreement or otherwise, the indemnification of agents, as defined in Section 317 of the Code, in excess of that expressly permitted by Section 317 of the Code for agents of the Corporation for breach of duty to the Corporation and its shareholders; provided, however, that such an amendment or agreement may not provide for indemnification of any agent for acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to
Section 204(a)(10) of the Code or as to circumstances under which indemnity is expressly prohibited by Section 317 of the Code.

                                                                       EXHIBIT 2


                                 RESTATED BYLAWS

                                       OF

                      ZILA DENTAL TECHNOLOGIES CORPORATION


                                    ARTICLE I

                                     OFFICES

1.       Registered Office.

         The registered office of the Corporation required by the California General Corporation Law to be maintained in California may be, but need not be, identical with the Corporation's principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

2.       Other Offices.

         The Corporation may also have offices at such other places both within and without the State of California as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

1.       Annual Meeting.

         The annual meeting of the stockholders shall be held on such date as the Board of Directors shall determine, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the election of Directors is not held on the day designated by the Board of Directors for any annual meeting of the stockholders, or any adjournment thereof, the Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient.

2.       Special Meetings.

         Special meetings of the stockholders may be called for any purpose or purposes at any time by the Board of Directors, Chairman of the Board or the President, and shall be called by the Chairman of the Board or the President at the request of the holders of not less than one-tenth (1/10) of all outstanding stock of the Corporation entitled to vote at such meeting, or otherwise as provided by the California General Corporation Law and Section 12 of Article III of these Bylaws. Such request shall state the purpose or purposes of the proposed meeting.

3.       Place of Meetings.

         Annual and special meetings of the stockholders shall be held at the principal office of the Corporation, unless otherwise specified in the notice calling any such meeting, or in the event of a waiver of notice of such meeting, in such waiver of notice.

4.       Notice of Meeting.

         Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be delivered either personally or by first class, certified or registered mail, by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to the stockholders at his or her address as it appears on the stock transfer books of the Corporation. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the stockholder or stockholders signing such waiver. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

5.       Fixing Date for Determination of Stockholders Record.

         In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty
(60) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be. If the Board has not fixed a record date for determining the stockholders entitled to notice of and to vote at a meeting of stockholders, the record date shall be at close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board has not fixed a record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, the record date shall be the day on which the first written consent is expressed by any stockholder. If the Board has not fixed a record date for determining stockholders for any other purpose, the record date shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

6.       Record of Stockholders.

         The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, at least ten (10) days before every meeting of stockholders, a complete record of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

7.       Quorum and Manner of Acting.

         At any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall constitute a quorum. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes. Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of stockholders leaving less than a quorum. Except as otherwise provided in the California General Corporation Law, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote thereat shall be the act of the stockholders; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

8.       Voting of Shares of Stock.

         Each stockholder shall be entitled to one vote or corresponding fraction thereof for each share of stock or fraction thereof standing in his, her or its name on the books of the

Corporation on the record date. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his, her or its duly authorized attorney in fact, but no such proxy shall be voted or acted upon after three (3) years from the date of its execution unless the proxy provides for a longer period. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, when held by it in a fiduciary capacity. Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine. Unless demanded by a stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted.

9.       Organization.

         At each meeting of the stockholders, the Chairman of the Board, or, if he or she is absent therefrom, the President, or, if he or she is absent therefrom, another officer of the Corporation chosen as chairman of such meeting by stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation are absent therefrom, a stockholder of record so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

10.      Order of Business.

         The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but the order of business may be changed by the vote of stockholders holding a majority of the shares present in person or by proxy at such meeting and entitled to vote thereat.

11.      Voting.

         At all meetings of stockholders, each stockholder entitled to vote thereat shall have the right to vote, in person or by proxy, and shall have, for each share of stock registered in his, her or its name, the number of votes provided by the Certificate of Incorporation in respect of stock of such class. Stockholders shall not have cumulative voting rights with respect to the election of Directors.

12.      Action By Stockholders Without a Meeting.

         Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any such action shall be given to any such stockholders entitled to vote who have not so consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

1.       General Powers.

         The business and affairs of the Corporation shall be managed by the Board of Directors.

2.       Number, Term of Office and Qualifications.

         Subject to the requirements of the California General Corporation Law, the number of members of the Board of Directors shall not be less than five (5) nor more than nine (9), with the exact number to be fixed from time to time by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may, by amendment to these Bylaws pursuant to the terms hereof, decrease the number of members of the Board of Directors to less than the minimum stated above or increase the number of members of the Board of Directors to more than the maximum stated above. Each Director shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.
Directors need not be stockholders.

3.       Place of Meeting.

         The Board of Directors may hold its meetings at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

4.       Annual Meetings.

         As soon as practicable after each annual election of Directors and on the same day, the Board of Directors shall meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board of Directors, or in the event of waiver of notice as specified in the written waiver of notice.

5.       Regular Meetings.

         Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors shall from time to time by resolution determine.

6.       Special Meetings; Notice.

         Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or a majority of the Directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 7 of this Article III, notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Director or Directors signing such waiver. Attendance of a Director at a special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7.       Quorum and Manner of Acting.

         A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the California General Corporation Law, the vote of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum from any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The Directors shall act only as a Board and the individual Directors shall have no power as such.

8.       Organization.

         At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, if he or she is absent therefrom, the President, or if he or she is absent therefrom, a Director

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
chosen by a majority of the Directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

9.       Action by Directors Without a Meeting.

         Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Directors and such consent is filed with the minutes of the proceedings of the Board of Directors.

10.      Resignations.

         Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

11.      Removal of Directors.

         Directors may be removed, with or without cause, as provided from time to time by the California General Corporation Law as then in effect.

12.      Vacancies.

         Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. If at any time, by reason of death or resignation or other cause, the Corporation has no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, may call a special meeting of stockholders for the purpose of filling vacancies in the Board of Directors. If one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.


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
13.      Compensation.

         Unless otherwise expressly provided by resolution adopted by the Board of Directors, no Director shall receive any compensation for his or her services as a Director. The Board of Directors may at any time and from time to time by resolution provide that the Directors shall be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. In addition, the Board of Directors may at any time and from time to time by resolution provide that Directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board of Directors. Nothing in this section shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any Director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a Director.

                                   ARTICLE IV

                                    OFFICERS

1.       Number.

         The Corporation shall have the following officers: a Chairman of the Board (who shall be a Director), a President, a Vice President, a Secretary and a Treasurer. At the discretion of the Board of Directors, the Corporation may also have additional Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

2.       Election and Term of Office.

         The officers of the Corporation shall be elected annually by the Board of Directors. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

3.       Agents.

         In addition to the officers mentioned in Section 1 of this Article IV, the Board of Directors may appoint such agents as the Board of Directors may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or to any committee the power to appoint or remove any such agents.

4.       Removal.

         Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole Board of Directors.

5.       Resignations.

         Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the times specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.       Vacancies.

         A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board of Directors.

7.       Chairman of the Board.

         The Chairman of the Board shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. The Chairman of the Board shall: (a) preside at all meetings of the stockholders and at all meetings of the Board;
(b) make a report of the state of the business of the Corporation at each annual meeting of the stockholders; (c) see that all orders and resolutions of the Board are carried into effect; (d) sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation; (e) have the right to sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (f) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it. In general, the Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him or her by the Board.

8.       President.

         The President shall have, subject to the control of the Board and the Chairman of the Board, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. At the request of the Chairman of the Board, or in case of his or her absence or inability to act, the President shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He may sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered, and he may cause the corporate seal, if any, to be affixed to any instrument which requires it. In general, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board or the Chairman of the Board.

9.       Vice President.

         The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his or her absence or inability to act, the Vice President shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

10.      Secretary.

         The Secretary shall: (a) record all the proceedings of the meetings of the stockholders, the Board of Directors and the Executive Committee, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign, with the Chairman of the Board, the President, the Executive Vice President or a Vice President, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided in Section 3 of Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any Director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of
Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

11.      Treasurer.

         If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for moneys due and payable to the Corporation from any sources whatsoever; (c) deposit all such moneys to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board or the President shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Chairman of the Board, the President or the Board, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and (h) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chairman of the Board, the President or any of the Directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

12.      Assistant Officers.

         Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, as the case may be, or by the Board of Directors, the Chairman of the Board, or the President.

                                    ARTICLE V

                                   COMMITTEES

1.       Executive Committee; How Constituted and Powers.

         The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more of the Directors then in office, who shall include the Chairman of the Board, to constitute an Executive Committee, which shall have and may exercise between meetings of the Board of Directors all the delegable powers of the Board of

Directors to the extent not expressly prohibited by the California General Corporation Law or by resolution of the Board of Directors. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. Each member of the Executive Committee shall continue to be a member thereof only during the pleasure of a majority of the whole Board of Directors.

2.       Executive Committee; Organization.

         The Chairman of the Board shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Chairman of the Board or the Secretary, the Committee may appoint a chairman or secretary, as the case may be, of the meeting.

3.       Executive Committee; Meetings.

         Regular meetings of the Executive Committee may be held without notice on such days and at such places as shall be fixed by resolution adopted by a majority of the Committee and communicated to all its members. Special meetings of the Committee shall be held whenever called by the Chairman of the Board or a majority of the members thereof then in office. Notice of each special meeting of the Committee shall be given in the manner provided in Section 6 of Article III of these Bylaws for special meetings of the Board of Directors. Notice of any such meeting of the Executive Committee, however, need not be given to any member of the Committee if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication either before or after the meeting, or if he or she is present at such meetings, except when he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Subject to the provisions of this Article V, the Committee, by resolution adopted by a majority of the whole Committee, shall fix its own rules of procedure and it shall keep a record of its proceedings and report them to the board at the next regular meeting thereof after such proceedings have been taken. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

4.       Executive Committee; Quorum and Manner of Acting.

         A majority of the Executive Committee shall constitute a quorum for the transaction of business, and, except as specified in Section 3 of this Article V, the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. The members of the Committee shall act only as a committee, and the individual members shall have no power as such.

5.       Other Committees.

         The Board of Directors, by resolution adopted by a majority of the whole Board, may constitute other committees, which shall in each case consist of one or more of the Directors and, at the discretion of the Board of Directors, such officers who are not Directors. The Board of Directors may designate one or more Directors or officers who are not Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them; provided, however, that (a) unless all of the members of any committee shall be Directors, such committee shall not have authority to exercise any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation or any of them, such committee shall consist of not less than three (3) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

6.       Resignations.

         Any member of the Executive Committee or any other committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

7.       Vacancies.

         Any vacancy in the Executive Committee or any other committee shall be filled by the vote of a majority of the whole Board of Directors.

8.       Compensation.

         Unless otherwise expressly provided by resolution adopted by the Board of Directors, no member of the Executive Committee or any other committee shall receive any compensation for his or her services as a committee member. The Board of Directors may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member. In addition, the Board of Directors may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting. Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any committee member receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

9.       Dissolution of Committees; Removal of Committee Members.

         The Board of Directors, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve the Executive Committee or any other committee, and, with or without cause, remove any member thereof.

                                   ARTICLE VI

                                  MISCELLANEOUS

1.       Execution of Contracts.

         Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the President, or any Vice President. In addition, the Board of Directors may authorize any other officer of officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board of Directors may by resolution determine.

2.       Attestation.

         Any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the Chairman of the Board, the President, or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

3.       Checks, Drafts.

         All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 5 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4.       Deposits.

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board of Directors, or the President shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board of Directors may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

5.       Proxies in Respect of Stock or Other Securities of Other Corporations.

         Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the President, or any Vice President may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

6.       Fiscal Year.

         The fiscal year of the Corporation shall begin on August 1 of each year and shall end on the following July 31.

                                   ARTICLE VII

                                      STOCK

1.       Certificates.

         Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President, or a Vice President and by the Secretary or an Assistant Secretary. The signatures of such officers upon such certificate may be facsimiles if the certificate is signed, manually or by facsimile signature, by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the California General Corporation Law. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. Certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued in exchange for such shares until the original certificate has been canceled; except that in the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.       Transfer of Stock.

         Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

3.       Regulations.

         The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                                  ARTICLE VIII

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the California General Corporation Law.

                                   ARTICLE IX

                                      SEAL

         A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall be in the form of a circle and shall bear the full name of the Corporation and the year and state of incorporation, or words and figures of similar import.

                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

1.       General.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.       Derivative Actions.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court having jurisdiction shall deem proper.

3.       Indemnification in Certain Cases.

         To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in

Sections 1 and 2 of this Article X, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4.       Procedure.

         Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

5.       Advances for Expenses.

         Expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X.

6.       Rights Not-Exclusive.

         The indemnification and advancement of expenses provided by or granted pursuant to, the other Sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.       Insurance.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

8.       Definition of Corporation.

         For the purposes of this Article X, references to "the Corporation" include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

9.       Other Definitions.

         For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

10.      Continuation of Rights.

         The indemnification and advancement of expenses provided by, or granted pursuant to this Article X shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No amendment to or repeal of this Article X shall apply to or have any effect on, the rights of any director, officer, employee or agent under this Article X which rights come into existence by virtue of acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

                                   ARTICLE XI

                                   AMENDMENTS

         These Bylaws may be repealed, altered or amended by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at any meeting of Stockholders or by resolution duly adopted by the affirmative vote of not less than a majority of the Directors in office at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed repeal, alteration or amendment be contained in the notice of such special meeting, and new Bylaws may be adopted, at any time only by the Board of Directors.

                                                                       EXHIBIT 3


                       FORM OF COMPANY AFFILIATE AGREEMENT

                  This AFFILIATE AGREEMENT (this "Agreement") is being executed and delivered by __________________ ("Affiliate") as of ________, 1996 in favor of and for the benefit of ZILA, INC., a Delaware corporation ("Parent").

                                    RECITALS

                  A. Affiliate is a shareholder [and an officer and director] of Bio-Dental Technologies Corporation, a California corporation (the "Company").

                  B. Parent, Zila Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into a Merger Agreement dated as of August __, 1996 (the "Merger Agreement") providing for the merger of Merger Sub with and into the Company (the "Merger"). The Merger Agreement contemplates that, upon consummation of the Merger, all outstanding shares of capital stock of the Company ("Company Common Stock") will be converted into the right to receive shares of common stock of Parent ("Parent Common Stock") pursuant to a formula set forth in the Merger Agreement. It is accordingly contemplated that Affiliate will receive shares of Parent Common Stock in the Merger.

                  C. It is a condition of the Merger Agreement that Affiliate execute this Agreement.

                  D. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement.

                                    AGREEMENT

                  1. ACCOUNTING TREATMENT. Affiliate understands and agrees that it is intended that the Merger will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Affiliate further understands that Affiliate may be deemed to be an "affiliate" of the Company: (a) for purposes of application of the pooling-of-interests requirements and (b) within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of either such conclusion. Accordingly, the shares of Company Common Stock held, and Parent Common Stock to be held, by Affiliate may only be disposed of in conformity with the limitations described herein.

                  2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Affiliate has been informed that the treatment of the Merger as a pooling of interests for financial accounting purposes is dependent upon the accuracy of Affiliate's representations and warranties set forth herein, and upon Affiliate's compliance with Affiliate's covenants set forth herein. Affiliate understands that the representations, warranties and covenants of Affiliate set forth herein will be relied upon by Parent, the Company and their respective counsel and accounting firms.

                  3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATE. Affiliate represents, warrants and covenants as follows:

                           (A) AUTHORITY. Affiliate has full power and authority
to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                           (B) SHARE OWNERSHIP. Exhibit A attached hereto
accurately sets forth all shares of Company Common Stock owned by Affiliate, including all Company Common Stock as to which Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire Company Common Stock owned or held by Affiliate.

                           (C) RULE 145. Affiliate will not sell, transfer,
exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Parent Common Stock that Affiliate may acquire upon conversion of Company Common Stock in the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Parent being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless:

                                  (i) such transaction is permitted pursuant to
Rule 145(c) and 145(d) under the Securities Act;

                                  (ii) counsel representing Affiliate, which
counsel is reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter reasonably satisfactory to Parent and Parent's legal counsel, and upon which Parent and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition;

                                  (iii) a registration statement under the
Securities Act covering the Parent Common Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act; or

                                  (iv) an authorized representative of the SEC
shall have rendered written advice to Affiliate (sought by Affiliate or counsel to Affiliate, with a copy thereof and all other related communications delivered to Parent) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated.

                           (D) POOLING OF INTERESTS. Notwithstanding any other
provision of this Agreement to the contrary, Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Affiliate's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Company Common Stock or any rights, options or warrants to purchase Company Common Stock, or any Restricted Securities or other securities of Parent:

                                 (i) during the thirty-day period immediately
preceding the Closing Date of the Merger; and

                                 (ii) until such time after the Effective Time
of the Merger as Parent has publicly released a report including the combined financial results of Parent and the Company for a period of at least thirty days of combined operations of Parent and the Company within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Nothing in this paragraph will be deemed to prohibit charitable contributions of such securities without consideration to transferees who agree to all of the restrictions in this Agreement.

                  4. LIMITED RESALES. Affiliate understands that, in addition to the restrictions imposed under Section 3 of this Agreement, the provisions of Rule 145 limit Affiliate's public resales of Restricted Securities, in the manner set forth in subsections (a), (b) and (c) below:

                           (a) Unless and until the restriction "cut-off"
provisions of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Restricted Securities may only be made by Affiliate in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) permits such resales only: (i) while Parent meets the public information requirements of Rule 144(c); (ii) in brokers' transactions or in transactions with a market maker; and (iii) where the aggregate number of Restricted Securities sold at any time together with all sales of restricted Parent Common Stock sold for Affiliate's account during the preceding three-month period does not exceed the greater of
(A) 1% of the Parent Common Stock outstanding or (B) the average weekly volume of trading in Parent Common Stock on all national securities exchanges, or reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding the date of receipt of the order to execute the sale.

                           (b) Affiliate may make unrestricted resales of
Restricted Securities pursuant to Rule 145(d)(2) if: (i) Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least two years after the Effective Time of the Merger; (ii) Affiliate is not an affiliate of Parent; and (iii) Parent meets the public information requirements of Rule 144(c).

                           (c) Affiliate may make unrestricted resales of
Restricted Securities pursuant to Rule 145(d)(3) if Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least three years and is not, and has not been for at least three months, an affiliate of Parent.

                           (d) Parent acknowledges that the provisions of
Section 3(c) of this Agreement will be satisfied as to any sale by the undersigned of the Restricted Securities pursuant to Rule 145(d), by a broker's letter and a letter from the undersigned with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that Parent has no reasonable basis to believe such sales were not made in compliance with such provisions of Rule 145(d).

                  5. LEGENDS AND STOP TRANSFER. Affiliate also understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities legends stating in substance:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT
                  BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN AFFILIATE AGREEMENT DATED AS OF ______, 1996 AMONG PARENT, THE COMPANY AND AFFILIATE, A COPY OF WHICH AFFILIATE AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE OFFICES OF PARENT. PARENT WILL FURNISH, WITHOUT CHARGE, A COPY THEREOF TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR."

After release of the report described in Section 3(d)(iii) hereof, certificates evidencing Restricted Securities may be surrendered for cancellation and reissuance with a legend referring only to the applicability of Rule 145(d) restrictions.

                  6. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of the Company called with respect to the Merger, and at any adjournment thereof, and in every written consent solicited with respect to the Merger, Affiliate shall vote all Company Common Stock owned or controlled by the undersigned in favor of approval of the Merger and any matters that could reasonably be expected to facilitate the Merger.

                  7. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by confirmed facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows (or at such other address for a party as shall be specified by like notice):

                  IF TO PARENT:             Zila, Inc.
                                            5227 North 7th Street
                                            Phoenix, Arizona  85014
                                            Attn: Joseph Hines
                                            Facsimile No.: (602) 234-2264

                  With a copy to:       Squire, Sanders & Dempsey
                                        40 North Central Avenue
                                        Phoenix, Arizona  85004
                                        Attn: Christopher D. Johnson
                                        Facsimile No: (602) 253-8129

                  IF TO                 At the address or facsimile set forth
                  AFFILIATE:            beneath Affiliate's signature below.

                           B. SPECIFIC PERFORMANCE. Affiliate agrees that
irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Parent shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

                  9. TERMINATION. This Agreement shall be terminated and shall be or no further force and effect if the Merger Agreement is validly terminated in accordance with its terms without the Merger having occurred. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

                  10. SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                  11. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Arizona, excluding that body of law pertaining to conflicts of laws.

                  12. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                  13. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  14. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

                  16. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

                  17. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.

                  18. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

                  IN WITNESS WHEREOF, Affiliate has caused this Agreement to be duly executed on the day and year first above written.

                                        [AFFILIATE]

                                        Signature:

                                        -----------------------------------

                                        Print Name:

                                        -----------------------------------

                                        Title:

                                        -----------------------------------
                                                          [if applicable]

                                        Address:

                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------

                                        Attention:

                                        -----------------------------------

                                        Facsimile No.:

                                        -----------------------------------

                                    EXHIBIT A

Shares of Company Common Stock Beneficially Owned by Affiliate:


     ----------------------------------------------------------------------


Options to purchase shares of Company Common Stock:


     ----------------------------------------------------------------------



Warrants to purchase shares of Company Common Stock:


     ----------------------------------------------------------------------

                                                                       EXHIBIT 4


                       FORM OF PARENT AFFILIATE AGREEMENT

                  This AFFILIATE AGREEMENT (this "Agreement") is being executed and delivered by __________________________ ("Affiliate") as of ________, 1996
in favor of and for the benefit of ZILA, INC., a Delaware corporation
("Parent").

                                    RECITALS

                  A. Affiliate is a stockholder [and an officer and director] of Parent.

                  B. Parent, Zila Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Bio-Dental Technologies Corporation, a California corporation (the "Company"), have entered into a Merger Agreement dated as of August __, 1996 (the "Merger Agreement") providing for the merger of Merger Sub with and into the Company (the "Merger"). The Merger Agreement contemplates that, upon consummation of the Merger, all outstanding shares of capital stock of the Company will be converted into the right to receive shares of common stock of Parent ("Parent Common Stock").

                  C. It is a condition of the Merger Agreement that Affiliate execute this Agreement.

                  D. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement.

                                    AGREEMENT

                  1. ACCOUNTING TREATMENT. Affiliate understands and agrees that it is intended that the Merger will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Affiliate further understands that Affiliate may be deemed to be an "affiliate" of Parent for purposes of application of the pooling-of-interests requirements, although nothing contained herein should be construed as an admission of either such conclusion. Accordingly, the shares of Parent Common Stock that Affiliate holds, may only be disposed of in conformity with the limitations described herein.

                  2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Affiliate has been informed that the treatment of the Merger as a pooling of interests for financial accounting purposes is dependent upon the accuracy of Affiliate's representations and warranties set forth herein, and upon Affiliate's compliance with Affiliate's covenants set forth herein. Affiliate understands that the representations, warranties and covenants of Affiliate set forth herein will be relied upon by Parent, the Company and their respective counsel and accounting firms.

                  3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATE. Affiliate represents, warrants and covenants as follows:

                           (A) AUTHORITY. Affiliate has full power and authority
to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                           (B) SHARE OWNERSHIP. Exhibit A attached hereto
accurately sets forth all shares of Parent Common Stock owned by Affiliate, including all Parent Common Stock as to which Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire Parent Common Stock owned or held by Affiliate (collectively, the "Parent Securities").

                           (C) POOLING OF INTERESTS. Notwithstanding any other
provision of this Agreement to the contrary, Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Affiliate's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Parent Securities:

                                 (i) during the thirty day period immediately
preceding the Closing Date of the Merger; and

                                 (ii) until such time after the Effective Time
of the Merger as Parent has publicly released a report including the combined financial results of Parent and the Company for a period of at least thirty days of combined operations of Parent and the Company within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Nothing in this paragraph will be deemed to prohibit charitable contributions of such securities without consideration to transferees who agree to all of the restrictions in this Agreement.

                  4. STOP TRANSFER. Affiliate also understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing the Parent Securities. After release of the report described in Section 3(c)(ii) hereof, such stop transfer instructions will be promptly removed.

                  5. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by confirmed facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows (or at such other address for a party as shall be specified by like notice):

                  IF TO PARENT:       Zila, Inc.
                                      5227 North 7th Street
                                      Phoenix, Arizona  85014
                                      Attn: Joseph Hines
                                      Facsimile No.: (602) 234-2264

                  With a copy to:     Squire, Sanders & Dempsey
                                      40 North Central Avenue
                                      Phoenix, Arizona  85004
                                      Attn: Christopher D. Johnson
                                      Facsimile No: (602) 253-8129

                  IF TO               At the address or facsimile set forth
                  AFFILIATE:          beneath Affiliate's signature below.

                  6. SPECIFIC PERFORMANCE. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Parent shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

                  7. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect if the Merger Agreement is validly terminated in accordance with its terms without the Merger having occurred. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

                  8. SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                  9. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Arizona, excluding that body of law pertaining to conflicts of laws.

                  10. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                  11. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  12. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

                  13. ENTIRE AGREEMENT. This Agreement, the Merger Agreement and the other agreements referred to in the Merger Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

                  14. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

                  15. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.

                  16. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

                  IN WITNESS WHEREOF, Affiliate has caused this Agreement to be duly executed on the day and year first above written.

                                       [AFFILIATE]

                                       Signature:

                                       ------------------------------------

                                       Print Name:

                                       ------------------------------------

                                       Title:

                                       ------------------------------------
                                                         [if applicable]

                                       Address:

                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                       Attention:

                                       ------------------------------------

                                       Facsimile No.:

                                       ------------------------------------

                                    EXHIBIT A

Shares of Parent Common Stock Beneficially Owned by Affiliate:



    ------------------------------------------------------------------------

Options to purchase shares of Parent Common Stock:



    ------------------------------------------------------------------------


Warrants to purchase shares of Parent Common Stock:


    ------------------------------------------------------------------------

                                                                       EXHIBIT 5


                     PERSONS TO EXECUTE AFFILIATE AGREEMENTS


COMPANY-AFFILIATED PERSONS

                  Curtis M. Rocca III
                  G. Barton Mahan
                  Timothy J. Purdy
                  Joseph J. Battle, D.D.S.
                  B. Mason Flemming, Jr.
                  James H. Ellis
                  Maxine Holland
                  Douglas L. Ayer
                  Terry E. Bane



PARENT-AFFILIATED PERSONS

                  Joseph Hines
                  Clarence J. Baudhuin
                  Edwin Pomerantz
                  Janice L. Backus
                  Rocco J. Anselmo
                  James E. Tinnell, M.D.
                  Carl Schroeder
                  H. Ray Cox
                  Patrick M. Lonegran
                  Michael S. Lesser

                                                                       EXHIBIT 6

                           REPRESENTATION CERTIFICATE

                                       OF

                                   ZILA, INC.

                                       AND

                             ZILA MERGER CORPORATION


         ZILA, INC., a Delaware corporation ("Parent"), and ZILA MERGER CORPORATION, a Delaware corporation ("Merger Sub") that is a wholly owned subsidiary of Parent, each make the following representations to Squire, Sanders & Dempsey for use in rendering its opinion concerning certain of the federal income tax consequences of the merger of Merger Sub with and into BIO-DENTAL TECHNOLOGIES CORPORATION, a California corporation (the "Company") (the "Merger"), in exchange for Parent stock. Parent and Merger Sub each acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Squire, Sanders & Dempsey in rendering its opinion, and that any material inaccuracy in any of the following representations may nullify all or some of the conclusions stated in such opinion.

         The specific representations made are as follows:

1. Except for payments made to dissenting shareholders in accordance with applicable law, the only consideration received by Company shareholders in the Merger will be voting common stock of Parent. The fair market value of the Parent stock received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the Merger.

2. To the best of the knowledge of the management of Parent and Merger Sub, there is no plan or intention by the shareholders of the Company to sell, exchange, or otherwise dispose of a number of shares of Parent stock received in the Merger that would reduce the Company shareholders' ownership of Parent stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of this representation, shares of Company stock exchanged for cash or other property or surrendered by dissenters will be treated as outstanding Company stock on the date of the Merger. Moreover, shares of Company stock and shares of Parent stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

3. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to shareholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.

4. Prior to the Merger, Parent will be in control of Merger Sub, as "control" is defined in section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

5. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of the Company, as "control" is defined in section 368(c) of the Code.

6. Parent has no plan or intention to reacquire any of its stock issued in the Merger.

7. Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation; to sell or otherwise dispose of the stock of the Company except for transfers of stock to corporations controlled by Parent, as "control" is defined in section 368(c) of the Code; or to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Company, as "control" is defined in section 368(c) of the Code.

8. Any liabilities of Merger Sub assumed by the Company and any liabilities to which the transferred assets of Merger Sub are subject were incurred by Merger Sub in the ordinary course of its business.

9. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business.

10. Parent and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger and will not pay any such expenses on behalf of the Company or its shareholders.

11. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount.

12. In the Merger, shares of Company stock representing control of the Company, as "control" is defined in section 368(c) of the Code, will be exchanged solely for voting stock of Parent. No shares of Company stock will be redeemed or otherwise exchanged for cash or other property originating with or supplied by Parent, nor will Parent reimburse the Company directly or indirectly for any cash or other property paid to shareholders of the Company in redemption of their stock or otherwise. Further, no liabilities of the Company or the Company's shareholders will be assumed by Parent, nor will any of the Company stock be subject to any liabilities.

13. The Company will pay its dissenting shareholders the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Parent or by Merger Sub, nor will Parent or Merger Sub directly or indirectly reimburse the Company for any payments to dissenters.

14. None of the compensation received by any shareholder-employees of the Company will be separate consideration for or allocable to any of their Company stock; none of the shares of Parent stock received by any such shareholder-employee will be separate consideration for or allocable to any employment agreement; and the compensation paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties for similar services bargained for at arm's length.

15. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as "control" is defined in section 368(c) of the Code.

16. Parent does not own, nor has it owned during the past five years, any shares of the stock of the Company.

17. No two parties to the Merger are investment companies as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

18. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

19. Merger Sub is a newly formed Delaware corporation created for the purpose of effecting the Merger.

         IN WITNESS WHEREOF, Parent and Merger Sub, each acting by an authorized officer and with full corporate authority, have executed and delivered this representation certificate to Squire, Sanders & Dempsey as of the date written below.


ZILA, INC.


By:
        -----------------------------------------

Title:
        -----------------------------------------

Date:
        -----------------------------------------


ZILA MERGER CORPORATION


By:
        -----------------------------------------

Title:
        -----------------------------------------

Date:
        -----------------------------------------

                                                                       EXHIBIT 7


                           REPRESENTATION CERTIFICATE

                                       OF

                       BIO-DENTAL TECHNOLOGIES CORPORATION


         BIO-DENTAL TECHNOLOGIES CORPORATION, a California corporation (the "Company"), makes the following representations to Squire, Sanders & Dempsey for use in rendering its opinion concerning certain of the federal income tax consequences of the merger of ZILA MERGER CORPORATION, a Delaware corporation ("Merger Sub") that is a wholly owned subsidiary of ZILA, INC. ("Parent"), with and into the Company (the "Merger"), in exchange for stock of Parent. The Company acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Squire, Sanders & Dempsey in rendering its opinion, and that any material inaccuracy in any of the following representations may nullify all or some of the conclusions stated in such opinion.

         The specific representations made are as follows:

1. Except for payments made to dissenting shareholders in accordance with applicable law, the only consideration received by Company shareholders in the Merger will be voting common stock of Parent. The fair market value of the Parent stock received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the Merger.

2. There is no plan or intention by the shareholders of the Company who own five percent or more of the Company stock, and, to the best of the knowledge of the management of the Company, there is no plan or intention on the part of the remaining shareholders of the Company to sell, exchange, or otherwise dispose of a number of shares of Parent stock received in the Merger that would reduce the Company shareholders' ownership of Parent stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of this representation, shares of Company stock exchanged for cash or other property or surrendered by dissenters will be treated as outstanding Company stock on the date of the Merger. Moreover, shares of Company stock and shares of Parent stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

3. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to shareholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.

4. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of the Company, as "control" is defined in section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

5. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business.

6. The Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger, and neither Parent, Merger Sub, nor the Company will pay any such expenses for Company shareholders.

7. The Company will pay its dissenting shareholders the value of their stock out of the Company's own funds. No funds will be supplied for that purpose, directly or indirectly, by the Parent or Merger Sub, nor will Parent or Merger Sub directly or indirectly reimburse the Company for any payments to dissenters.

8. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount.

9. In the Merger, shares of Company stock representing control of the Company, as "control" is defined in section 368(c) of the Code, will be exchanged solely for voting stock of Parent. No shares of Company stock will be redeemed by the Company or otherwise exchanged for cash or other property originating with or supplied by Parent, nor will Parent reimburse the Company directly or indirectly for any cash or other property paid to shareholders of the Company in redemption of their stock or otherwise. Further, no liabilities of the Company or the Company's shareholders will be assumed by Parent, nor will any of the Company stock be subject to any liabilities.

10. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as "control" is defined in section 368(c) of the Code.

11. None of the compensation received by any shareholder-employees of the Comapny will be separate consideration for or allocable to any of their Company stock; none of the shares of Parent stock received by any such shareholder-employee will be separate consideration for or allocable to any employment agreement; and the compensation paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties for similar services bargained for at arm's length.

12. To the best of the knowledge of the management of the Company, Parent does not own, nor has it owned during the past five years, any shares of the stock of the Company.

13. No two parties to the Merger are investment companies as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

14. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

15. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         IN WITNESS WHEREOF, the Company, acting by an authorized officer and with full corporate authority, has executed and delivered this representation certificate to Squire, Sanders & Dempsey as of the date written below.


                                       BIO-DENTAL TECHNOLOGIES CORPORATION


                                       By
                                              -----------------------------

                                       Title:
                                              -----------------------------

                                       Date:
                                              -----------------------------

                                                                       EXHIBIT 8


                    SHAREHOLDER'S REPRESENTATION CERTIFICATE


         I understand that Squire, Sanders & Dempsey has been asked to render its opinion as to certain of the federal income tax consequences of a proposed transaction (the "Merger") between ZILA MERGER CORPORATION, a Delaware corporation ("Merger Sub") that is a wholly owned subsidiary of ZILA, INC., a Delaware corporation ("Parent"), and BIO-DENTAL TECHNOLOGIES CORPORATION, a California corporation (the "Company"). The terms of the Merger are set forth in the Merger Agreement dated as of August __, 1996.

         In connection with Squire, Sanders & Dempsey's undertaking to render such opinion, I have been asked, as a shareholder of the Company, to furnish the following representations of fact upon which Squire, Sanders & Dempsey may rely for that purpose.

1. I have no plan or intention to sell, exchange, or otherwise dispose of any shares of the Parent received by me in connection with the Merger; however, this representation is not intended as a promise that I will not sell such shares at some point in the future.

2. I will pay my expenses, if any, incurred in connection with the Merger and I will not be reimbursed for any such expenses by either Parent, Merger Sub, or the Company.




Date:                      _________________________________________
                                  [Name]